                                                                  EXHIBIT 4.6



                     FIRST MERCHANTS ACCEPTANCE CORPORATION

                                      AND

                             LASALLE NATIONAL BANK
                                    TRUSTEE




                           _________________________

                                   INDENTURE

                          DATED AS OF OCTOBER 15, 1996

                         ____________________________



                                  $51,750,000

                            SUBORDINATED RESET NOTES

                                    DUE 2006





================================================================================

                     FIRST MERCHANTS ACCEPTANCE CORPORATION

                       SUBORDINATED RESET NOTES DUE 2006


                                   TIE-SHEET

of provisions of Trust Indenture Act of 1939 and the Indenture dated as of October 15, 1996, between First Merchants Acceptance Corporation and LaSalle National Bank, Trustee.

               TRUST INDENTURE
                  ACT OF 1939
                   SECTION                             INDENTURE SECTION
------------------------------------------             -----------------
 310(a)(1)(2). . . . . . . . . . . . . . .                10.1 and 10.12
  (a)(3)   . . . . . . . . . . . . . . . .                Not applicable
     (a)(4)  . . . . . . . . . . . . . . .                Not applicable
     (b)   . . . . . . . . . . . . . . . .                10.8 and 10.9
     (c)   . . . . . . . . . . . . . . . .                Not applicable

 311(c)    . . . . . . . . . . . . . . . .                Not applicable
 312(a)    . . . . . . . . . . . . . . . .                4.1(A), (B)
     (b)   . . . . . . . . . . . . . . . .                4.1(C)
     (c)   . . . . . . . . . . . . . . . .                4.1(D)

 313(a)  . . . . . . . . . . . . . . . . .                4.3
     (b)   . . . . . . . . . . . . . . . .                Not applicable
     (c)   . . . . . . . . . . . . . . . .                4.3
     (d)   . . . . . . . . . . . . . . . .                4.3

 314(a)  . . . . . . . . . . . . . . . . .                4.2(A) and (B)
     (b)   . . . . . . . . . . . . . . . .                Not applicable
     (c)   . . . . . . . . . . . . . . . .                15.3
     (d)   . . . . . . . . . . . . . . . .                Not applicable
     (e)   . . . . . . . . . . . . . . . .                15.3

 315(a)  . . . . . . . . . . . . . . . . .                10.2(A)
     (b)   . . . . . . . . . . . . . . . .                7.2
     (c)   . . . . . . . . . . . . . . . .                10.2(B)
     (d)   . . . . . . . . . . . . . . . .                10.2(C)
     (e)   . . . . . . . . . . . . . . . .                7.13

 316(a)(1) . . . . . . . . . . . . . . . .                7.6 and 7.16
     (a)(2). . . . . . . . . . . . . . . .                Not applicable
     (b) . . . . . . . . . . . . . . . . .                7.12


 317(a)  . . . . . . . . . . . . . . . . .               7.8 and 7.10
     (b) . . . . . . . . . . . . . . . . .               3.2(B), (C)

 318(a)  . . . . . . . . . . . . . . . . .               15.6
---------------

          This tie-sheet does not constitute a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
         PARTIES
         RECITALS
         FORM OF NOTE

ARTICLE 1

         DEFINITIONS
         SECTION 1.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 affected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 Alternate Comparable Maturity Treasury Rate  . . . . . . . . . . . . . . . . . . . . . 10
                 Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 Board of Directors" or "Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 business day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 capital stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 Certified Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 Company Order" and "Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 Comparable Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 Daily Newspaper  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 date of this Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 Effective Interest Rate on Comparable Maturity U.S. Treasury Obligations . . . . . . . 12
                 Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Executive Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Federal Bankruptcy Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Interest Rate Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Interest Reset Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                 Interest Rate Reset Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 main office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 maturity" or "mature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Note" or "Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Note Co-Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Note Register" and "Note Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Noteholder," "holder of the Notes," "Holder" or "holder  . . . . . . . . . . . . . . . . . . 13
                 Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Original Issue Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Original Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 Over-allotment Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 paying agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 place of payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 predecessor Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 Proceeding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 Responsible Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 Special Redemption Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 Subsequent Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 supplemental indenture" or "indenture supplemental hereto  . . . . . . . . . . . . . . . . . 16
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 Trust Indenture Act" or "TIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 Weekly Comparable Maturity Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE 2

         ISSUE, DESCRIPTION, EXECUTION, REGISTRATIONAND EXCHANGE OF NOTES
         SECTION 2.1  Designation, Amount and Issue of Notes  . . . . . . . . . . . . . . . . . . . . . . . . 16
         SECTION 2.2  Form of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 2.3  Denominations, Dates, Interest Payment, Interest Reset Dates, Interest
            Rate Periods, and Record Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 2.4  Numbers and Legends on Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         SECTION 2.5  Execution of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         SECTION 2.6  Registration of Transfer of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

         SECTION 2.7  Exchange and Registration of Transfer of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 2.8  Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 2.9  Recognition of Registered Holders of Definitive Notes and Temporary Notes . . . . . . . . . . . . 22
         SECTION 2.10 Mutilated, Destroyed, Lost or Stolen Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 2.11 Form and Authentication of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 2.12 Surrender and Cancellation of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE 3

         PARTICULAR COVENANTS OF THE COMPANY

         SECTION 3.1  Will Punctually Pay Principal and Interest on the Notes . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 3.2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                 (A)  Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                 (B)  Appointment of Trustee as Paying Agent; Duty of Paying Agent Other Than Trustee . . . . . . . . . 24
                 (C)  Duty of Company Acting as Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                 (D)  Delivery to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                 (E)  All Sums to be Held Subject to Section 15.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         SECTION 3.3  Will Pay Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         SECTION 3.4  Will Maintain Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         SECTION 3.5  Will Keep, and Permit Examination of, Records and Books of Account
              and Will Permit Visitation of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         SECTION 3.6  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         SECTION 3.7  Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         SECTION 3.8  Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         SECTION 3.9  Restrictions on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         SECTION 3.10 Limitation on Dividends and Other Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         SECTION 3.11 Compliance Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 4

         NOTEHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

         SECTION 4.1  Noteholder lists, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         SECTION 4.2  Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         SECTION 4.3  Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE 5

         REDEMPTION OF NOTES AT COMPANY'S OPTION

         SECTION 5.1  Election by Company to Redeem Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         SECTION 5.2  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         SECTION 5.3  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 5.4  Date on Which Notes Cease to Bear Interest, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 5.5  All Notes Delivered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE 6

         REDEMPTION OF NOTES AT HOLDER'S OPTION

         SECTION 6.1  Redemption Right at Holder's Option Upon an Interest Rate Reset Notice
              or Upon Death of a Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         SECTION 6.2  Redemption Procedure at Holder's Option Upon an Interest Reset Date or
              Upon Death of a Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         SECTION 6.3  Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         SECTION 6.4  Redemption Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         SECTION 6.5  Redemption Upon Special Redemption Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         SECTION 6.6  Redemption of Notes Subject to Article 5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE 7

         REMEDIES OF TRUSTEE AND NOTEHOLDERS UPON DEFAULT

         SECTION 7.1  Definition of Default and Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         SECTION 7.2  Trustee to Give Noteholders Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . 36
         SECTION 7.3  Declaration of Principal and Accrued Interest Due Upon Default; Holders
              of Specified Percentage of Notes May Waive Default Declaration  . . . . . . . . . . . . . . . . . . . . . 37
         SECTION 7.4  Power of Trustee to Protect and Enforce Rights  . . . . . . . . . . . . . . . . . . . . . . . . . 37
         SECTION 7.5  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 (A)  Delay, Etc. Not a Waiver of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 (B)  Waiver of Default Not to Extend to Subsequent Defaults  . . . . . . . . . . . . . . . . . . . . . 38
         SECTION 7.6  Holders of Specified Percentage of Notes May Direct Judicial Proceedings by Trustee . . . . . . . 38
         SECTION 7.7  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         SECTION 7.8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 (A)  Payment of Principal and Interest to Trustee Upon Occurrence of Certain
                        Defaults; Judgment May be Taken by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 (B)    Enforcement of Rights by Trustee During Continuance of an Event of Default  . . . . . . . . . . 39

                  (C) Application of Moneys Collected by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 7.9  Possession of Notes Unnecessary in Action by Trustee  . . . . . . . . . . . . . . . . . . . . 40
         SECTION 7.10  Trustee May File Necessary Proofs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         SECTION 7.11  Limitation Upon Right of Noteholders to Institute Certain Legal Proceedings  . . . . . . . . 40
         SECTION 7.12  Right of Noteholder to Receive and Enforce Payment Not Impaired  . . . . . . . . . . . . . . 41
         SECTION 7.13  Court May Require Undertaking to Pay Costs . . . . . . . . . . . . . . . . . . . . . . . . . 41
         SECTION 7.14  Unenforceable Provision Inoperative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 7.15  If Enforcement Proceedings Abandoned, Status Quo is Established  . . . . . . . . . . . . . . 42
         SECTION 7.16  Noteholders May Waive Certain Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE 8EVIDENCE OF RIGHTS OF NOTEHOLDERS AND OWNERSHIP OF NOTES
         SECTION 8.1  Evidence of Ownership of Definitive Notes and Temporary Notes Issued
              Hereunder in Registered Form. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE 9CONSOLIDATION, MERGER AND SALE
         SECTION 9.1  Company May Merge, Consolidate, Etc., Upon Certain Terms  . . . . . . . . . . . . . . . . . . 43
         SECTION 9.2  Successor Corporation to be Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 9.3  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 9.4  Article 9 Subject to Provision of Section 6.5 . . . . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE 10CONCERNING THE TRUSTEE
         SECTION 10.1  Requirement of Corporate Trustee, Eligibility  . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 10.2  Acceptance of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 10.3  Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 10.4  Trustee May Own Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 10.5  Trustee May Rely on Certificates, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 10.6  Money Held in Trust Not Required to be Segregated  . . . . . . . . . . . . . . . . . . . . . 47
         SECTION 10.7  Compensation, Reimbursement, Indemnity, Security . . . . . . . . . . . . . . . . . . . . . . 47
         SECTION 10.8  Conflict of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 10.9  Resignation, Removal, Appointment of Successor Trustee . . . . . . . . . . . . . . . . . . . 53
         SECTION 10.10 Acceptance by Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         SECTION 10.11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 (A)      Notice, Etc. on Behalf of Company Delivered to Trustee  . . . . . . . . . . . . . . . . . 55
                 (B)      Cash, Securities, Etc. to be Held by Trustee  . . . . . . . . . . . . . . . . . . . . . . 55

         SECTION 10.12  Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         SECTION 10.13  Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

ARTICLE 11

         DISCHARGE OF INDENTURE

         SECTION 11.1  Acknowledgment of Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         SECTION 11.2  Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

ARTICLE 12

         MEETING OF NOTEHOLDERS

         SECTION 12.1  Purposes for Which Meetings May be Called  . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         SECTION 12.2  Call of Meetings by Trustee; Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         SECTION 12.3  Call of Meetings by Trustee; Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         SECTION 12.4  Meetings, Notice and Entitlement to be Present . . . . . . . . . . . . . . . . . . . . . . . . 59
         SECTION 12.5  Regulations May be Made by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 12.6  Manner of Voting at Meetings and Record to be Kept . . . . . . . . . . . . . . . . . . . . . . 61
         SECTION 12.7  Evidence of Action by Holders of Specified Percentage of Notes . . . . . . . . . . . . . . . . 61
         SECTION 12.8  Exercise of Right of Trustee or Noteholders May Not be Hindered or
              Delayed by Call of Meeting of Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

ARTICLE 13

         SUPPLEMENTAL INDENTURES

         SECTION 13.1  Purposes for Which Supplemental Indentures May be Executed by Company and Trustee  . . . . . . 61
         SECTION 13.2  Modification of Indenture by Written Consent of Noteholders  . . . . . . . . . . . . . . . . . 62
         SECTION 13.3  Requirements for Execution; Duties and Immunities of Trustee . . . . . . . . . . . . . . . . . 64
         SECTION 13.4  Supplemental Indentures Part of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         SECTION 13.5  Notes Executed After Supplemental Indenture to be Approved by Trustee  . . . . . . . . . . . . 64
         SECTION 13.6  Supplemental Indentures Required to Comply with Trust Indenture Act of 1939  . . . . . . . . . 64

ARTICLE 14

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS,OFFICERS AND DIRECTORS

         SECTION 14.1  Immunity of Certain Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

ARTICLE 15

         MISCELLANEOUS

         SECTION 15.1  Benefits Restricted to Parties and to Holders of Notes . . . . . . . . . . . . . . . . . . . . 65
         SECTION 15.2  Deposits for Notes Not Claimed for Specified Period to be Returned to Company on Demand  . . . 65
         SECTION 15.3  Formal Requirements of Certificates and Opinions Hereunder . . . . . . . . . . . . . . . . . . 66
         SECTION 15.4  Evidence of Act of the Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         SECTION 15.5  Parties to Include Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . 67
         SECTION 15.6  In Event of Conflict with Trust Indenture Act of 1939, Provisions Therein to Control . . . . . 67
         SECTION 15.7  Request, Notices, Etc. to Trustee or Company . . . . . . . . . . . . . . . . . . . . . . . . . 67
         SECTION 15.8  Manner of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 15.9  Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 15.10  Payments Due on Days When Banks Closed  . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 15.11  Backup Withholding Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 15.12  Titles of Articles of This Indenture Not Part Thereof . . . . . . . . . . . . . . . . . . . . 69
         SECTION 15.13  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 15.14  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

ARTICLE 16

         SUBORDINATION

         SECTION 16.1  Agreement to Subordinate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 16.2  Permitted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 16.3  Restricted Principal Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 16.4  Liquidation; Dissolution; Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 16.5  Restrictions on Acceleration of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 16.6  When Distribution Must be Paid Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 16.7  Overlapping Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 16.8  Relative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 16.9  Subordination May Not Be Impaired by Company . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 16.1  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 16.11 Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72

         This INDENTURE, dated as of October 15, 1996, between FIRST MERCHANTS ACCEPTANCE CORPORATION, a Delaware corporation (herein called the "Company") and LASALLE NATIONAL BANK, a national banking association organized under the laws of the United States, the mailing address of which is 135 South LaSalle Street, Chicago, Illinois, (herein, together with each successor as such trustee hereunder, called the "Trustee").

                                  WITNESSETH:

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its Subordinated Reset Notes due December 15, 2006 (hereinafter sometimes called the "Notes") in the aggregate principal amount of up to $51,750,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

         WHEREAS, the Notes and the Trustee's certificate of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

                            [FORM OF FACE OF NOTES]


NO.                  FIRST MERCHANTS ACCEPTANCE CORPORATION                  $

                        SUBORDINATED RESET NOTE DUE 2006

              Interest Rate per annum to December 15, 2001:  9.5%

         Interest Payment Dates: December 15, 1996 and the 15th day of each March, June, September and December thereafter if this Note is then outstanding

              (Interest Rate to be reset as described hereinbelow)


         First Merchants Acceptance Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to __________________, or registered assigns, the sum of ____________________ Dollars on December 15, 2006 (or on such earlier date at which the Company may redeem this Note as set forth hereinbelow), in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest (calculated on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof in like coin or currency from the Interest Payment Date to which interest hereon has been paid immediately preceding the date hereof (unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date hereof) or, if no interest has been paid on this Note since the Original Issue Date hereof, as defined in the Indenture referred to on the reverse side hereof, from such Original Issue Date, on the fifteenth day of March, June, September and December, commencing December 15, 1996, until the principal hereof shall have been paid or duly provided for. Until December 15, 2001, this Note shall bear interest at the rate set forth on its face. Thereafter, on or before thirty
(30) days prior to December 15, 2001 or any subsequent Interest Reset Date (as defined herein), the Company shall establish, at its option, the interest rate per annum (rounded to the nearest five hundredths of a percentage point) (a "Subsequent Interest Rate"). Any such Subsequent Interest Rate shall not be less than 105% of the Effective Interest Rate on Comparable Maturity U.S. Treasury Obligations (as defined herein) established prior to the commencement of each such subsequent Interest Rate Period. In the event that the Company determines on the November 15 preceding such Interest Reset Date that during the ten (10) calendar days preceding such November 15 no Weekly Comparable Maturity Treasury Rate (as defined herein) has been published and the Alternate Comparable Maturity Treasury Rate (as defined herein) could not be determined, the Company shall establish such Subsequent Interest Rate in its discretion without limitation. If the Company decides not to establish a Subsequent Interest Rate for a subsequent Interest Rate Period (as defined herein), the interest rate for the prior Interest Rate Period shall continue in effect, for the next year and each year thereafter, unless and until the Company shall establish a Subsequent Interest Rate on or before November 15 of any subsequent year for a subsequent Interest Rate Period, commencing with December 15 of such subsequent year. Until establishment of such a Subsequent Interest Rate for a subsequent Interest Rate Period, each December 15 shall be deemed for all purposes to be an Interest Reset Date. Notwithstanding the foregoing, at all times during the continuance of any Event of Default (as defined in the Indenture), interest shall accrue upon the indebtedness evidenced hereby at the Default Rate (as defined herein).

         In the event that the Company establishes a Subsequent Interest Rate for a subsequent Interest Rate Period, the Company shall notify the Trustee of each Subsequent Interest Rate and Interest Rate Period on or before thirty (30) days prior to an Interest Reset Date. Not later than the second Business Day after notification of such Subsequent Interest Rate and Interest Rate Period, the Trustee shall mail such notice to each Holder of the Notes. In the event that the Company decides not to establish a Subsequent Interest Rate for a subsequent Interest Rate Period, the Company shall so notify the Trustee on or before thirty (30) days prior to an Interest Reset Date. Not later than the second Business Day after such notification, the Trustee will mail such notice to each Holder of the Notes.

          The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the seventh day of each month immediately preceding such Interest Payment Date (whether or not such seventh day shall be a regular business day), unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice to the registered holders of Notes given by mail to said holders as their names and addresses appear in the Note Register (as defined in the Indenture referred to on the reverse side hereof) not less than ten (10) days preceding such Special Record Date. The principal hereof and the interest hereon shall be payable at the main office of LaSalle National Bank, Trustee under the Indenture referred to on the reverse side hereof, in Chicago, Illinois; provided, however, that the interest on this Note may be payable, at the option of the Company, by check mailed to the person entitled thereto as such person's address shall appear on the Note Register (including the records of any Note Co-Registrar).

         Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be entitled to any benefit under the Indenture referred to on the reverse side hereof, or be or become valid or obligatory for any purpose, until the authentication certificate endorsed hereon shall have been signed by LaSalle National Bank, Trustee under such Indenture, or a successor trustee thereto under such Indenture.

         IN WITNESS WHEREOF, FIRST MERCHANTS ACCEPTANCE CORPORATION has caused this Note to be signed in its name by its President and Chief Executive Officer or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be affixed or printed or engraved hereon, or a facsimile thereof, and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:                            FIRST MERCHANTS ACCEPTANCE CORPORATION

                                        By:_____________________________________

                                        Title:__________________________________



Attest:

_________________________

Title:___________________

                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This Note is one of the Notes described or provided for in the Indenture referred to on the reverse side hereof.

                            LaSalle National Bank,
                                  as Trustee


                      By:______________________________
                              Authorized Officer

                           [FORM OF REVERSE OF NOTE]

                     FIRST MERCHANTS ACCEPTANCE CORPORATION

                        SUBORDINATED RESET NOTE DUE 2006

         This Note is one of a duly authorized issue of Notes of the Company designated as its Subordinated Reset Notes due 2006 (herein called the "Notes"), limited in aggregate principal amount of $51,750,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for or in lieu of other Notes), all issued and to be issued only in fully registered form without coupons under an indenture (herein, together with any indenture supplemental thereto, called the "Indenture"), dated as of October 15, 1996, duly executed and delivered by First Merchants Acceptance Corporation to LaSalle National Bank, Chicago, Illinois, Trustee (the Trustee, together with its successors being herein called the "Trustee"), to which Indenture (which is hereby made a part hereof and to all of which the holder by acceptance hereof assents) reference is hereby made for a description of the respective rights of and restrictions upon the Company and the holders of the Notes, and the holders of Senior Indebtedness (as defined in the Indenture), and the rights, limitations of rights, duties and immunities of the Trustee in respect thereof.

         As used herein, the following capitalized terms shall have the following meanings:

         "Alternate Comparable Maturity Treasury Rate" means the average yields to maturity of the daily closing bids (or less frequently if daily quotations shall not be available), quoted by at least three recognized U.S. Government securities dealers selected by the Company, for all marketable U.S. Treasury securities with a maturity of not less than three (3) months shorter nor more than three (3) months longer than the applicable Comparable Maturity from the November 15 preceding an Interest Reset Date (other than securities which can, at the option of the Holder, be surrendered at face value in payment of any Federal estate tax) for the most recent five (5) consecutive business days during which there had been at least three (3) days on which daily closing bids were quoted within the 25-calendar day period preceding such November 15.

         "Comparable Maturity" means, with respect to an Interest Rate Period of one (1), two (2), three (3) or five (5) years, one (1), two (2), three (3) or five (5) years, respectively.

         "Default Rate" means the lesser of (i) the rate that is two and one-half percentage points (2.5%) in excess of the rate at which interest accrues upon the indebtedness evidenced hereby, as adjusted from time to time pursuant to the terms of this Note, or (ii) the maximum rate of interest allowed to be charged by applicable law.

         "Effective Interest Rate on Comparable Maturity U.S. Treasury Obligations" means as of the November 15 preceding an Interest Reset Date (i) if available, the most recent Weekly Comparable Maturity Treasury Rate published during the 25-calendar day period preceding such November 15 or (ii) if such Weekly Comparable Maturity Treasury Rate is not available, the Alternate Comparable Maturity Treasury Rate as of such November 15.

         "Interest Rate Period" means a period of one (1), two (2), three (3) or five (5) years (but never extending beyond December 15, 2006), commencing with an Interest Reset Date and ending on, but not including, the December 15 of such first, second, third or fifth year, as the case may be.

         "Interest Reset Date" means December 15, 2001 or the expiration date of any subsequent Interest Rate Period.

         "Weekly Comparable Maturity Treasury Rate" means the weekly average yield to maturity values adjusted to a constant maturity of the Comparable Maturity as read from the yield curves of the most actively traded marketable U.S. Treasury fixed interest rate securities constructed daily by the U.S. Treasury Department as published by the Federal Reserve Board or any Federal Reserve Bank or by an United States Government department or agency.

         The payment of the principal of and of interest on this Note is expressly subordinated, as provided in the Indenture, to the payment of all Senior Indebtedness (as defined in the Indenture), and, by the acceptance of this Note, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints, as his attorney-in-fact, the Trustee to take such action in his behalf as may be necessary or appropriate to effectuate such subordination.

         The Notes are redeemable at the option of the Company as a whole prior to maturity on each Interest Reset Date on not less than thirty (30) nor more than sixty (60) days' notice given as provided in the Indenture, upon payment of the redemption price described hereinbelow, together in each case with accrued and unpaid interest to the date fixed for redemption, all subject to the conditions more fully set forth in the Indenture. The redemption price shall be 100% of the face amount of the Note.

         Unless the Notes have been declared due and payable prior to maturity by reason of an Event of Default, the holder of this Note has the right to present it, together with all other Notes held by such holder, for payment not later than five (5) business days before any Interest Reset Date, and the Company will redeem the same on the Interest Reset Date.

         The Company will at any time upon the death of any holder redeem Notes (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder may specify) within sixty (60) days following receipt by the Trustee of a written request therefor from such holder's personal representative, or surviving joint tenant(s), tenant by the entirety or tenant(s) in common, subject to the limitations that the Company will not be obligated to redeem, during the period beginning with the Original Issue Date of the Notes and ending December 15, 1997, or during any 12-month period ending December 15 thereafter, (i) the portion of a Note or Notes of a holder exceeding an aggregate principal amount of $25,000 or (ii) Notes in an aggregate principal amount exceeding $2,250,000 (plus, to the extent that the Original Purchasers exercise the Over-allotment Option, up to 5% of the principal amount of the Notes purchased upon exercise of such Option; provided that, in no event, shall the maximum aggregate principal amount of Notes which the Company may be obligated to redeem in any such 12- month period exceed $2,587,500; further references herein to the $2,250,000 aggregate principal amount limitation shall be deemed to include such higher figure, not exceeding $2,587,500, to the extent the Original Purchasers exercise the Over-allotment Option.) Such $25,000 and $2,250,000 limitations are non-cumulative. Any acquisition of Notes by the Company other than by redemption at the death of any holder shall not be included in the computation of either the $25,000 or $2,250,000 limitation for any period. Notes will be redeemed in order of their receipt by the Trustee. Notes not redeemed because of either the $25,000 and $2,250,000 limitation will be held for redemption in the succeeding 12-month redemption period.

         In the event that there shall occur a Special Redemption Event (as defined in the Indenture), then the holder of this Note shall have the right, subject to certain conditions stated in the Indenture, to present it for payment prior to maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder shall specify). The $25,000 individual and $2,250,000 aggregate redemption limitations shall not apply to any such redemption.

         Notes may be presented for redemption by delivering to the Trustee:
(i) a written request for redemption, in form satisfactory to the Trustee, signed by the registered holder(s) or his duly authorized representative, (ii) the Note to be redeemed and (iii) in the case of a request made by reason of the death of a holder, appropriate evidence of death and, if made by a representative or surviving joint tenant of a deceased holder, appropriate evidence of authority to make such request. No particular forms of request for redemption or authority to request redemption are necessary. The price to be paid by the Company for all Notes or portions thereof presented to it for redemption is 100% of the principal amount or respective portions thereof plus accrued but unpaid interest to the date of payment.

         For purposes of a holder's request for redemption, a Note held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial ownership interests of a Note will be deemed the death of the holder, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. For purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, a beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the beneficial ownership interests in the Notes during his lifetime.
Beneficial ownership interests shall include the power to sell, transfer or otherwise dispose of a Note and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

         In the case of Notes registered in the names of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the $25,000 limitation shall apply to each beneficial owner of Notes held by a Qualified Institution and the death of such beneficial owner shall entitle a Qualified Institution to seek redemption of such Notes as if such deceased beneficial owner were the record holder. Such Qualified Institution, in its request for redemption on behalf of beneficial owners, must submit evidence, satisfactory to the Trustee, that it holds Notes on behalf of such beneficial owners and must certify that the aggregate amount of requests for redemption tendered by such Qualified Institution on behalf of such beneficial owner in the initial period or in any subsequent 12-month period does not exceed $25,000.

         In the case of any Notes which are presented for redemption in part only, upon redemption the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Notes, without service charge, a new Note(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal amount of the Notes so presented.

         Any Notes presented for redemption by the holder may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal to the Trustee (a) in the case of redemption on an Interest Reset Date, not later than five (5) business days before the Interest Reset Date, or
(b) in the case of a Special Redemption Event, on the date set for redemption, or (c) prior to the issuance of a check in payment thereof in the case of Notes presented by reason of the death of a holder.

         If the Company shall deposit with the Trustee in trust funds sufficient to pay the principal of all of the Notes, and all interest payable on such Notes to the date on which they become due and payable, at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from and after said date (or prior thereto as provided in the Indenture), such Notes shall no longer be entitled to any benefit under the Indenture and, as respects the Company's liability thereon, such Notes shall be deemed to have been paid.

         To the extent permitted by, and as provided in, the Indenture, the Company may, by entering into an indenture or indentures supplemental to the Indenture, modify, alter, add to or eliminate in any manner any provisions of the Indenture, or the rights of the Noteholders or the rights and obligations of the Company, upon the consent, as in the Indenture provided, of the holders of not less than a majority in principal amount of the Notes then Outstanding. Notwithstanding the foregoing, no supplemental indenture shall, without the consent of the holder of each Outstanding Note affected thereby, change the Stated Maturity of the principal of, or any installment of interest on any Note, or reduce the principal amount thereof or the rate of interest thereon, reduce the percentage of the aggregate principal amount of Outstanding Notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture, or modify any of the provisions of the Indenture relating to the foregoing, all except as provided in the Indenture.

         Subject to the provisions of Article 16 of the Indenture governing the respective rights of holders of the Notes and the Senior Indebtedness, if an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of and all interest accrued on all the Outstanding Notes under the Indenture may be declared, and upon such declaration shall become, immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that such declaration and its consequence may be waived by the holders of a majority in principal amount of the Notes then Outstanding.

         The Notes are issuable as registered Notes without coupons in denominations of integral multiples of $1,000. Subject to the provisions of the Indenture, the transfer of this Note is registrable by the registered holder hereof, in person or by his attorney duly authorized in writing, at the main office of LaSalle National Bank, in Chicago, Illinois, on books of the Company to be kept for that purpose at said office, upon surrender and cancellation of this Note duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, and thereupon a new fully registered Note of the same series, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Note, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Notes of the same series of other authorized denominations but of the same aggregate principal amount; all as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in relation thereto.

         Prior to due presentment for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered at any given time upon the Note Register as the absolute owner of this Note for the purpose of receiving any payment of, or on account of, the principal and interest on this Note and for all other purposes whether or not this Note be overdue; and neither the Company nor the Trustee, nor any agent of the Company or the Trustee shall be bound by any notice to the contrary.

         No recourse under any obligation, covenant or agreement contained in the Indenture or in any Note, or because of the creation of the indebtedness represented hereby, shall be had against any incorporator, any past, present or future stockholder, or any officer or director of the Company or any successor corporation, as such under any rule of law, statute or constitution.

         In any case where the date fixed for the payment of principal or interest on any of the Notes or the date fixed for redemption thereof shall not be a business day, then payment of such principal or interest need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date fixed for such payment or redemption, and no interest shall accrue for the period from or after such date.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             [END OF FORM OF NOTES]

         WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions;

         WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, and issued, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

         NOW THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         SECTION 1.1. The terms defined in this Article 1 shall (except as herein otherwise expressly provided) for all purposes of this Indenture, have the respective meanings specified in this Article and include the plural as well as the singular. Any term defined in the Trust Indenture Act of 1939, either directly or by reference therein, and not defined in this Indenture, unless the context otherwise specifies or requires, shall have the meaning assigned to such term therein as in force on the date of this Indenture.

         "Act" when used with respect to any Noteholder has the meaning specified in Section 15.4.

         "affected" has the meaning specified in Section 13.2.

         "Affiliate" means any person which directly or indirectly controls, is controlled by, or is under direct or indirect common control with, the Company. A person shall be deemed to control a corporation, partnership or other entity, for the purpose of this definition, if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, partnership or other entity, whether through the ownership of voting securities, by contract, or otherwise.

         "Alternate Comparable Maturity Treasury Rate" means the average yields to maturity of the daily closing bids (or less frequently if daily quotations shall not be available), quoted by at least three recognized U.S. Government securities dealers selected by the Company, for all marketable U.S. Treasury securities with a maturity of not less than three (3) months shorter nor more than three (3) months longer than the applicable Comparable Maturity from any November 15 preceding an Interest Reset Date (other than securities which can, at the option of the Holder, be surrendered at face value in payment of any Federal estate tax) for the most recent five (5) consecutive business days during which there had been at least three (3) days on which daily closing bids were quoted within the 25-calendar day period preceding such November 15.

         "Authenticating Agent" means the agent of the Trustee which at the time shall be appointed and acting pursuant to Section 10.13.

         "Board of Directors" or "Board" means the Board of Directors of the Company or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question.

         "business day" means any day which is not a Saturday, Sunday or other day on which national banks having their principal office in the State of Illinois are authorized or obligated by law or required by executive order to close.

         "capital stock" includes any and all shares, interests, participations or other equivalents (however designated) of corporate stock of any corporation.

         "Certified Resolution" means a copy of a resolution or resolutions certified, by the Secretary or an Assistant Secretary of the corporation referred to, as having been duly adopted by the Board of Directors of such corporation or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question and to be in full force and effect on the date of such certification.

         "common stock" means any capital stock of a corporation which is not preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation over shares of any other class of capital stock of such corporation, including, without limitation, in the case of the Company, its Common Stock, par value $.01 per share, and its Non-Voting Common Stock, par value $.01 per share.

         "Company" means and includes First Merchants Acceptance Corporation, a Delaware corporation, until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         "Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company by its President and Chief Executive Officer or any Vice President and its Secretary or Assistant Secretary and delivered to the Trustee.

         "Comparable Maturity" means, with respect to an Interest Rate Period of one (1), two (2), three (3) or five (5) years, one (1), two (2), three (3) or five (5) years, respectively.

         "Consolidated Net Worth" means the excess, after making appropriate deductions for any minority interest in net worth of any Subsidiary, of (a) the total assets of the Company and its Subsidiaries (excluding inter-company items) determined, in accordance with generally accepted accounting principles over (b) all Indebtedness of the Company and its Subsidiaries (excluding inter-company items); provided, however, that (i) inventory shall be accounted for on the basis of the costs or current market value, whichever is lower, (ii) in no event shall there be included as an asset, treasury stock or any securities or Indebtedness of the Company or a Subsidiary or any other securities unless the same are readily marketable in the United States of America or Canada or entitled to be used as a credit against federal income tax liabilities, (iii) securities included as assets shall be taken into account at their current market price or costs, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account, and provided further that, to the extent any adjustments are required by clauses (i), (ii),
(iii) or (iv), such adjustments shall be measured net of any related income tax effects in accordance with generally accepted accounting principles.

         "corporation" means and includes corporations, associations, companies and business trusts.

         "Daily Newspaper" means a newspaper in the English language of general circulation in New York, New York and customarily published on each business day of the year, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.

         "date of this Indenture" means October 15, 1996.

         "day" means a calendar day.

         "Default" has the meaning specified in Section 7.2.

         "Defaulted Interest" has the meaning specified in Section 2.3.

         "Default Rate" has the meaning specified in the form of the Notes.

         "Effective Interest Rate on Comparable Maturity U.S. Treasury Obligations" means as of the November 15 preceding an Interest Reset Date (i) if available, the most recent Weekly Comparable Maturity Treasury Rate published during the twenty-five (25) calendar day period preceding such November 15 or (ii) if such Weekly Comparable Maturity Treasury Rate is not available, the Alternate Comparable Maturity Treasury Rate as of such November 15.

         "Event of Default" means any act or occurrence of the character specified in Section 7.1.

         "Executive Officer" means, with respect to any corporation, the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice President, any other Vice President or the Treasurer of such corporation.

         "Federal Bankruptcy Act" means Title I of the Bankruptcy Reform Act of 1978, as amended, and codified at Title 11 of the United States Code and the Federal Rules of Bankruptcy Procedure as in effect as of the date hereof or as hereafter amended.

         "Indebtedness" means (i) any liability of any person (a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a capitalized lease obligation; provided, however, that Indebtedness shall not include any liability, the payment or performance of which is secured by a security interest in any property or asset, if recourse by the obligee under such liability upon the non-payment or non-performance thereof is limited to realization pursuant to such security interest upon such property or asset; (ii) any guarantee by any person of, or any commitment relating to, any liability of others described in the preceding clause (i); and
(iii) any amendment, renewal, extension or refunding of any liability referred to in clause (i) and (ii) above.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date" means the 15th day of March, June, September and December.

         "Interest Rate Period" means a period of one (1), two (2), three (3) or five (5) years (but never extending beyond December 15, 2006), commencing with an Interest Reset Date and ending on, but not including, the December 15 of such first, second, third or fifth year, as the case may be.

         "Interest Reset Date" means December 15, 2001 or the expiration date of any subsequent Interest Rate Period.

         "Interest Rate Reset Notice" means the notice described in Section 2.3 pursuant to which, prior to an Interest Reset Date, the Company provides notice to the Trustee of the related Subsequent

Interest Rate and Interest Rate Period, copies of which shall be mailed by the Trustee to Noteholders within two Business Days thereafter pursuant to Section 2.3.

         "Lien" means any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

         "main office" with reference to the Trustee shall mean the principal corporate trust office of the Trustee, which office is, on the date of this Indenture, located at 135 South LaSalle Street, Chicago, Illinois.

         "maturity" or "mature," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption at the option of the Company pursuant to Article 5 or presentment for repayment as provided in Article 6 hereof, or otherwise.

         "Note" or "Notes" mean one or more of the notes comprising the Company's issue of Notes issued, authenticated and delivered under this Indenture.

         "Note Co-Registrar" has the meaning specified in Section 2.6.

  "Note Register" and "Note Registrar" have the respective meanings specified in
Section 2.6.

         "Noteholder," "holder of the Notes," "Holder" or "holder" or other similar terms mean any person in whose name, as of any particular date, a Note is registered on the Note Register.

         "Officers' Certificate" means a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate, to the extent required, shall comply with the provisions of Section 15.3 hereof.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 15.3 if and to the extent required by the provisions of such Section.

         "Original Issue Date" with respect to any Note (or portion thereof) means the earlier of (A) the date of such Note or (B) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         "Original Purchasers" means the original purchasers of the Notes pursuant to that certain Underwriting Agreement by and among those parties and the Company dated as of October 29, 1996.

         "Outstanding" means, as of the date of determination, all Notes which theretofore shall have been authenticated and delivered by the Trustee under this Indenture, except (A) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation, (B) Notes or portions thereof for the payment or redemption of which money in the necessary amount shall have been deposited with the Trustee or any paying agent in trust for the holders of the Notes; provided, however, that in the case of redemption, any notice required shall have been given or have been provided for to the satisfaction of the Trustee, and (C) Notes in exchange or substitution for or in lieu of which other Notes have been authenticated and delivered under any of the provisions of this Indenture. Notwithstanding the foregoing provision of this paragraph, Notes in exchange or substitution for or in lieu of which other Notes have been authenticated and delivered under Section 2.10 hereof and which have not been surrendered to the Trustee for cancellation or the payment of which shall not have been duly provided for, shall be deemed to be Outstanding. In determining whether the Noteholders of the requisite principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company, including any Subsidiary, or such other obligor shall be disregarded and deemed not Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or a Subsidiary or such other obligor.

         "Over-allotment Option" means the option granted by the Company to the Original Purchasers to purchase up to $6,750,000 aggregate principal amount of the Notes to cover over-allotments pursuant to the Underwriting Agreement by and among the Company and such parties.

         "paying agent" means any person authorized by the Company to pay the principal of and interest on any Notes on behalf of the Company.

         "person" means any individual, partnership, corporation, trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

         "place of payment" means such place as designated in Section 2.3 hereof.

         "predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.10 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

         "Proceeding" means any suit in equity, action at law or other legal, equitable, administrative or similar proceeding.

         "Regular Record Date" has the meaning specified in Section 2.3.

         "Responsible Officers" of the Trustee means the Chairman of the Board of Directors, every Vice Chairman of the Board of Directors, the President, the Chairman or any Vice Chairman of the Executive Committee of the Board, the Chairman of the Trust Committee, every Vice President, every Assistant Vice President, the Cashier, every Assistant Cashier, the Secretary, every Assistant Secretary, the Treasurer, every Assistant Treasurer, every Trust Officer, every Assistant Trust Officer, the Controller, every Assistant Controller, and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be any such officers and also means, with respect to a particular corporate trust matter, any other officer to whom such corporate trust matter is referred because of his knowledge and familiarity with a particular subject.

         "Senior Indebtedness" means the principal of and interest on any and all Indebtedness of the Company, other than the Notes and the Company's 11% Subordinated Reset Notes due 2005 issued pursuant to an Indenture between the Company and LaSalle National Bank dated as of January 1, 1995, incurred in connection with the borrowing of money from or guaranteed to banks, trust companies, insurance companies, investment companies as defined in the Investment Company Act of 1940, real estate investment trusts, pension or profit sharing trusts or other financial institutions or institutional investors, outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, and all renewals, extensions and refundings of any such Indebtedness; unless, in the instrument creating or evidencing any such Indebtedness or pursuant to which such Indebtedness is outstanding, it is provided that such Indebtedness, or such renewal, extension or refunding thereof, is not senior in right of payment of principal or interest to the Notes.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.3.

         "Special Redemption Event" means the occurrence of any one or more of the following: (A) the Company shall consolidate with or merge into any other corporation or partnership (except in a transaction in which the Company is the surviving entity and is not itself the subsidiary of another entity), or convey, transfer or lease all or substantially all of its assets to any person, other than as part of a loan securitization or sale entered into in the ordinary course of its business; or (B) any person or group of persons acting in concert who was not or were not a common stockholder or common stockholders of the Company immediately prior to the transaction (or the first of a series of transactions) shall purchase or otherwise acquire in one or more transactions beneficial ownership of fifty percent (50%) or more of the common stock of the Company outstanding on the date immediately prior to the last such purchase or other acquisition, provided, however, that a change of fifty percent (50%) or more of the beneficial ownership of such common stock resulting directly from an underwritten public offering of such common stock, duly approved by the Company's Board of Directors shall not be a Special Redemption Event. For purposes of this definition, "outstanding common stock of the Company" shall include all common stock of the Company issued and outstanding on the date of such notice, any non-voting common stock of the Company issued and outstanding on the date of such notice, and all common stock of the Company which is issuable upon exercise of all warrants or options exercisable within sixty (60) days after the date of such notice.

         "Stated Maturity," when used with respect to any Note means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

         "Subsequent Interest Rate" has the meaning specified in Section 2.3.

         "Subsidiary" means any corporation more than fifty percent (50%) of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation irrespective of whether or not at the time stock of any other class or classes shall or might have voting power by reason of the happening of any contingency, is owned or controlled directly or indirectly by the Company.

         "supplemental indenture" or "indenture supplemental hereto" mean any indenture hereafter duly authorized and entered into in accordance with the provisions of this Indenture.

         "Trustee" means LaSalle National Bank, and, subject to the provisions of the Indenture, shall also include any successor trustee.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as in force at the date of which this instrument was executed.

         "Weekly Comparable Maturity Treasury Rate" means the weekly average yield to maturity values adjusted to a constant maturity of the Comparable Maturity as read from the yield curves of the most actively traded marketable U.S. Treasury fixed interest rate securities constructed daily by the U.S. Treasury Department as published by the Federal Reserve Board or any Federal Reserve Bank or by an United States Government department or agency.

         All accounting terms used in this Indenture shall have the meanings assigned to them in accordance with generally accepted accounting principles and practices employed at the time by the Company.

                                   ARTICLE 2

                  ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                             AND EXCHANGE OF NOTES

         SECTION 2.1 DESIGNATION, AMOUNT AND ISSUE OF NOTES. The Notes shall be designated as set forth in the form of Note hereinabove recited. Notes in the aggregate principal amount of up to $51,750,000 (and as otherwise provided in Section 2.10), upon the execution of this Indenture, or from time to time within 30 days thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its President or any Vice President, without any further action by the Company hereunder.

         SECTION 2.2 FORM OF NOTES. The Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form as in this Indenture hereinabove recited. Any of the Notes may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

         SECTION 2.3 DENOMINATIONS, DATES, INTEREST PAYMENT, INTEREST RESET DATES, INTEREST RATE PERIODS, AND RECORD DATES. The Notes shall be issuable as registered Notes without coupons in the denominations of $1,000 and any integral multiple of $1,000, and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee.

         The Notes shall be dated the date of authentication thereof by the Trustee. The Stated Maturity of the Notes is December 15, 2006. The Notes shall bear interest at the rate set forth on their titles (calculated on the basis of a 360-day year of twelve 30-day months) payable quarterly in each year, from the Interest Payment Date immediately preceding the date of such Note to which interest on the Notes has been paid (unless the date of such Note is the date to which interest on the Notes has been paid, in which case from the date of such Note), or, if no interest has been paid on the Notes since the Original Issue Date of such Note, from such Original Issue Date, until payment of the principal thereof becomes due by virtue of either maturity or redemption, and at the same applicable rate per annum on any overdue principal and (to the extent legally enforceable) on any overdue installment of interest; and shall be payable as to principal and interest at the main office of the Trustee and at such other office or agency as provided in this Indenture.

         The Notes shall bear interest from their Original Issue Date until December 15, 2001 at the rate set forth on their faces. Thereafter, the Notes shall bear interest in accordance with the following procedures: On or before thirty (30) days prior to December 15, 2001 or the expiration date of any subsequent Interest Rate Period (December 15, 2001 and each such subsequent expiration date being referred to as an "Interest Reset Date"), the Company shall establish, at its option, the interest rate per annum (rounded to the nearest five hundredths of a percentage point; each such rate, a "Subsequent Interest Rate") and the period for which such Subsequent Interest Rate shall be paid (an "Interest Rate Period") of one (1), two (2), three (3) or five (5) years (but never extending beyond December 15, 2006), commencing with such Interest Reset Date and ending on, but not including, the March 15 of such first, second, third or fifth year, as the case may be. Any such Subsequent Interest Rate shall not be less than 105% of the Effective Interest Rate on Comparable Maturity U.S. Treasury Obligations established prior to the commencement of each such subsequent Interest Rate Period. In the event that the Company determines on the November 15 preceding such Interest Reset Date that during the ten (10) calendar days preceding such

November 15 no Weekly Comparable Maturity Treasury Rate has been published and the Alternate Comparable Maturity Treasury Rate could not be determined, the Company shall establish such Subsequent Interest Rate in its discretion without limitation.

         In the event that the Company establishes a Subsequent Interest Rate for a subsequent Interest Rate Period, the Company will notify the Trustee of each Subsequent Interest Rate and subsequent Interest Rate Period on or before 30 days prior to an Interest Reset Date. Upon receipt from the Company of the Interest Rate Reset Notice regarding any Subsequent Interest Rate and the related Interest Rate Period, the Trustee shall promptly mail to each Noteholder (and to beneficial owners as required by applicable laws), but in no event later than two (2) Business Days after receipt of notice from the Company, a notice that shall state, among other things, (a) that the Company has exercised its option to reset the interest rate, (b) the Subsequent Interest Rate and the related Interest Rate Period, (c) that the Noteholder must exercise his option to have his Notes redeemed not later than the fifth Business Day before the Interest Reset Date (as defined in Section 6.2) and procedures to be followed by the Noteholder to exercise such option, (d) that if a Noteholder elects to revoke his exercise of such option prior to the redemption of his Notes, he must do so not later than the fifth Business Day before the Interest Reset Date and the procedures to be followed to revoke the exercise of such option, and (e) such other information as the Company may provide.

         If the Company decides not to establish a Subsequent Interest Rate for a subsequent Interest Rate Period as provided above, the interest rate for the prior Interest Rate Period shall continue to be the interest rate in effect, for the next year and each year thereafter, unless and until the Company shall establish a Subsequent Interest Rate on or before November 15 of any subsequent year in which an Interest Reset Date occurs for a subsequent Interest Rate Period as provided above, commencing with December 15 of such year. Until establishment of such a Subsequent Interest Rate for a subsequent Interest Rate Period, each December 15 shall be deemed for purposes of this Indenture to be an Interest Reset Date.

         In the event that the Company decides not to establish a Subsequent Interest Rate for a subsequent Interest Rate Period, the Company shall so notify the Trustee on or before 30 days prior to an Interest Reset Date. Upon receipt by the Company of such notice, the Trustee shall promptly mail to each Noteholder (and to beneficial owners as required by applicable laws), but in no event later than two (2) business days after receipt of notice from the Company, a notice that shall state, among other things, (a) that the Company has elected not to reset the interest rate, (b) that the Noteholder must exercise his option to have his Notes redeemed not later than the fifth Business Day before the Interest Reset Date and procedures to be followed by the Noteholder to exercise such option, (c) that if a Noteholder elects to revoke his exercise of such option prior to the redemption of his Notes, he must do so not later than the fifth Business Day before the Interest Reset Date and the procedures to be followed to revoke the exercise of such option, and
(d) such other information as the Company may provide.

         Notwithstanding anything contained in this Indenture to the contrary, at all times during the continuance of an Event of Default, interest shall accrue upon the indebtednesses evidenced by the Notes at the Default Rate.

         Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the Notes, all Notes authenticated by the Trustee between the Regular Record Date (as hereinafter defined) for any Interest Payment Date and such Interest Payment Date shall bear interest from such Interest Payment Date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such Interest Payment Date, then any such Note shall bear interest from the Interest Payment Date immediately preceding the date of such Note to which interest on the Notes has been paid, or if no interest has been paid on such Notes since the Original Issue Date of such Notes from such Original Issue Date or from such other date as shall have been fixed by this Indenture or any supplemental indenture hereto.

         Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest as specified in this
Section 2.3. The term "Regular Record Date" with respect to a regular Interest Payment Date for the Notes shall mean the close of business on the seventh day of the month (whether or not a business day) in which such Interest Payment Date occurs.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or clause (B) below:

                 (A) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than twenty (20) nor less than ten
         (10) days prior to the date of the proposed payment and not less than thirty-five (35) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record

         Date therefor to be mailed, first class postage prepaid, to each Noteholder at his address as it appears in the Note Register, not less than ten (10) days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a Daily Newspaper in each place of payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

                 (B) The Company may make payment of any Defaulted Interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         The principal of and the interest on the Notes shall be paid at the office or agency of the Company which shall be located at the main office of the Trustee (the "place of payment") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that principal of and interest on any Notes may be payable, at the option of the Company, by check mailed to the person entitled thereto as such person's address shall appear on the Note Register.

         SECTION 2.4 NUMBERS AND LEGENDS ON NOTES. Notes may bear such numbers, letters or other marks of identification or designation, may be endorsed with or have incorporated in the text thereof such legends or recitals with respect to transferability or in respect of the Note or Notes for which they are exchangeable, and may contain such provisions, specifications and descriptive words, not inconsistent with the provisions of this Indenture, as may be determined by the Company or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

         SECTION 2.5 EXECUTION OF NOTES. Each Note shall be signed in the name and on behalf of the Company by one of its officers. The signature of an officer of the Company may, if permitted by law, be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Notes. In case any officer of the Company who shall have signed, or whose facsimile signature shall be borne by, any of the Notes shall cease to be such officer of the Company before the Notes so executed shall be actually authenticated and delivered by the Trustee, such Notes shall nevertheless bind the Company and may be authenticated and delivered as though the person whose signature appears on such Notes had not ceased to be such officer of the Company.

         SECTION 2.6 REGISTRATION OF TRANSFER OF NOTES. The Company shall keep or cause to be kept at the main office of the Trustee books for the registration of transfer of Notes issued hereunder (herein sometimes referred to as the "Note Register") and upon presentation for such purpose at such office the Company will register or cause to be registered the transfer therein, under such reasonable regulations as it may prescribe, of such Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more "Note Co-Registrars" for such purpose as the Board of Directors may determine where Notes may be presented or surrendered for registration, registration of transfer or exchange and such books, at all reasonable times, shall be open for inspection by the Trustee.

         SECTION 2.7 EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES. Whenever any Note shall be surrendered to the Company at an office or agency referred to in Section 3.2, for registration of transfer or exchange, duly endorsed or accompanied by a proper written instrument or instruments of assignment and transfer thereof or for exchange in form satisfactory to the Company and the Trustee, or any Note Registrar or Note Co-Registrar, duly executed by the holder thereof or his attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor, a Note or Notes in the name of the designated transferee, as the case may require, for a like aggregate principal amount and of such authorized denomination or denominations as may be requested. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         The Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge or expense that may be imposed in connection with any exchange or transfer of Notes other than exchanges pursuant to Section 2.8 or Section 13.5 not involving any transfer. No service charge will be made for any such transaction.

         The Company shall not be required to issue or to make registrations of transfer or exchanges of Notes after the fifteenth (15th) day immediately preceding the date, if any, the Company elects to redeem the Notes. The Company shall not be required to issue or to make registrations of transfer or exchanges of any Notes which have been selected for redemption.

         Upon delivery by any Note Co-Registrar of a Note in exchange for a Note surrendered to it in accordance with the provisions of this Indenture, the Note so delivered shall for all purposes of this Indenture be deemed to be duly registered in the Note Register; provided, however, that in making any determination as to the identity of persons who are holders, the Trustee shall, subject to the provisions of Section 10.2, be fully protected in relying on the Note Register kept at the main office of the Trustee.

         SECTION 2.8 TEMPORARY NOTES. Pending the preparation of definitive Notes the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Notes which may be printed, lithographed, typewritten, mimeographed or otherwise reproduced. Temporary Notes shall be issuable in any authorized denomination, and substantially of the tenor of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the officers of the Company executing such Notes as evidenced by their execution of such Notes. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. If temporary Notes are issued, without unreasonable delay, the Company will execute and deliver to the Trustee definitive Notes and thereupon any and all temporary Notes may be surrendered in exchange therefor, at the offices referred to in Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of authorized denominations. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

         SECTION 2.9 RECOGNITION OF REGISTERED HOLDERS OF DEFINITIVE NOTES AND TEMPORARY NOTES. The Company, the Trustee or any agent of the Company or the Trustee may deem and treat (A) the registered holder of any temporary Note, and
(B) the registered holder of any definitive Note, as the absolute owner of such
Note in accordance with Section 8.1.

         SECTION 2.10 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. In case any Note shall become mutilated or be destroyed, lost or stolen, then upon the satisfaction of the conditions hereinafter set forth in this Section 2.10 the Company (A) shall, in the case of any mutilated Note, and (B) shall, in the case of any destroyed, lost or stolen Note, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, execute, and upon the written request of the Company, the Trustee shall authenticate and deliver, a new Note of like principal amount bearing a number not contemporaneously outstanding, in exchange and substitution for and upon surrender and cancellation of the mutilated Note or in lieu of and substitution for the Note so destroyed, lost or stolen; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, or shall have been selected or called for redemption, the Company may instead of issuing a substituted Note, pay such Note without requiring the surrender thereof, except that such mutilated Note shall be surrendered. The applicant for such substituted Note shall furnish to the Company and to the Trustee evidence satisfactory to them, in their discretion, of the ownership of and the destruction, loss or theft of such Note and shall furnish to the Company and to the Trustee and any Note Registrar such security or indemnity as may be required by them to save each of them harmless, and, if required, shall reimburse the Company for all expenses (including any tax or other governmental charge and the fees and expenses of the Trustee) in connection with the preparation, authentication and delivery of such substituted Note, and shall comply with such other reasonable regulations as the Company, the Trustee, or either of them, may prescribe.

         Every new Note issued pursuant to this Section 2.10 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Notes duly issued hereunder.

         The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.11 FORM AND AUTHENTICATION OF NOTES. Subject to the qualifications hereinbefore set forth, the Notes to be secured hereby shall be substantially of the tenor and effect set forth in the recitals hereto, and no Notes shall be secured hereby or entitled to the benefit hereof, or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon an authentication certificate, substantially in the form set forth in the recitals hereto, executed by the Trustee; and such certificate on any Note issued by the Company shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

         SECTION 2.12 SURRENDER AND CANCELLATION OF NOTES. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.12, except as expressly permitted by this Indenture. The Trustee shall deliver all canceled Notes held by it to the Company at least annually.


                                   ARTICLE 3

                      PARTICULAR COVENANTS OF THE COMPANY

         Anything in this Indenture or in any Note to the contrary notwithstanding, the Company, expressly for the equal and ratable benefit of the original and future holders of the Notes, covenants and agrees as follows:

         SECTION 3.1 WILL PUNCTUALLY PAY PRINCIPAL AND INTEREST ON THE NOTES. The Company will duly and punctually pay, or cause to be paid, the principal and interest to become due in respect of the Notes Outstanding according to the provisions hereof and thereof.

         SECTION 3.2.

                 (A) OFFICE OR AGENCY. The Company will maintain an office or agency in the place of payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the main office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all of the purposes specified above in this
         Section 3.2(A) and may from time to time rescind such designations, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place of payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

                 (B) APPOINTMENT OF TRUSTEE AS PAYING AGENT; DUTY OF PAYING AGENT OTHER THAN TRUSTEE. The Company hereby appoints the Trustee as paying agent and the Company covenants that, if it shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this
         Section 3.2,

                          (1) that such paying agent shall hold all sums held by it as such agent for the payment of the principal of or the interest on any of the Notes in trust for the benefit of the holders of such Notes or the Trustee;

                          (2) that such paying agent shall give the Trustee notice of any Default of the Company in making any payment of the principal of or the interest on the Notes when the same shall be due and payable; and

                          (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith to pay to the Trustee all sums so held in trust by such paying agent.

                 (C) DUTY OF COMPANY ACTING AS PAYING AGENT. The Company covenants and agrees that, if it should at any time act as its own paying agent, it will, on or before each due date of the principal of or the interest on the Notes set aside and segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or interest so becoming due until such sums shall be paid to such holders or otherwise disposed of as herein provided and will notify the Trustee of its action or of any failure to take such action.

                 Whenever the Company shall have one or more paying agents, it will, prior to each due date of the principal of or interest on, any Notes, deposit with one or more paying agents a sum sufficient to pay the principal or interest, so becoming due, such sum to be held in trust for the benefit of the holders of Notes entitled to such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                 (D) DELIVERY TO TRUSTEE. Anything in this Section 3.2 to the contrary notwithstanding, the Company may at any time, for the purposes of obtaining the satisfaction and discharge of this Indenture or for any other reason, pay, or by Company Order direct any paying agent to pay, to the Trustee all sums held in trust by the Company or any paying agent as required by this Section 3.2, such sums to be held by the Trustee upon the trusts contained in this Indenture. Upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

                 (E)      ALL SUMS TO BE HELD SUBJECT TO SECTION 15.2.
         Anything in this Section 3.2 to the contrary notwithstanding, the holding of sums in trust as provided in this
                Section 3.2 is subject to the provisions of Section 15.2 hereof.

         SECTION 3.3 WILL PAY INDEBTEDNESS. The Company will pay or cause to be paid all Indebtedness of the Company and of each Subsidiary (but, in the case of Indebtedness of a Subsidiary on which the Company is not liable, the Company shall be obligated so to do only to the extent that such Subsidiary's assets shall be insufficient for the purpose), as and when same shall become due and payable, and will observe, perform and discharge in accordance with their terms all of the covenants, conditions and obligations which are imposed on it by any and all mortgages, indentures and other agreements evidencing or securing Indebtedness of the Company or pursuant to which such Indebtedness is issued, so as to prevent the occurrence of any act or omission which is a default thereunder, and which remains uncured or is not waived for a period of thirty (30) days. The Company will notify the Trustee of any breach of the covenants contained in this Section 3.3 within ten (10) days after the Company has knowledge of such breach.

         SECTION 3.4 WILL MAINTAIN OFFICE. The Company will maintain an office of the Company, which shall be and remain the principal place of business of the Company, in Deerfield, Illinois; provided, however, that upon at least thirty (30) days' prior written notice to the Trustee, the Company may move such office and records to any other address as set forth in such notice.

         SECTION 3.5 WILL KEEP, AND PERMIT EXAMINATION OF, RECORDS AND BOOKS OF ACCOUNT AND WILL PERMIT VISITATION OF PROPERTY. The Company will (A) keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and each Subsidiary, and (B) permit or cause to permit the Trustee, personally or by its agents, accountants and attorneys, to visit or inspect any of the properties, examine the records and books of account and discuss the affairs, finances and accounts, of the Company and each Subsidiary, with the officers of the Company and Subsidiaries at such reasonable times as may be requested by the Trustee. The Trustee shall be under no duty to make any such visit, inspection or examination.

         The Company covenants that books of record and account will be kept in which full, true and correct entries will be made of all dealings or transactions of, or in relation to, the properties, business and affairs of the Company.

         SECTION 3.6 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and that of each Subsidiary and the rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries considered as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes.

         SECTION 3.7 MAINTENANCE OF PROPERTIES. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in the connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or of the Subsidiary concerned, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes.

         SECTION 3.8 PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles).

         SECTION 3.9  RESTRICTIONS ON INDEBTEDNESS.  The Company covenants that
(i) it will not, nor will it permit any Subsidiary to, incur, create, assume or otherwise become liable with respect to any Indebtedness unless the Company is in compliance with all the terms, conditions and provisions of the Indenture and (ii) it will not permit its Indebtedness and that of its Subsidiaries, consolidated in accordance with generally accepted accounting principles, to exceed six (6) times the Company's Consolidated Net Worth.

         SECTION 3.10 LIMITATION ON DIVIDENDS AND OTHER PAYMENTS. The Company will not declare or pay any of the following (each, a "Restricted Payment"): (i) any dividend or other distribution of property or assets other than a dividend payable solely in shares of capital stock of the Company or (ii) any repurchase by the Company of its capital stock other than from an employee of the Company or a Subsidiary in connection with the termination of his employment. Notwithstanding the foregoing, the Company may declare or pay a Restricted Payment, if such Restricted Payment, when aggregated with all other Restricted Payments made by the Company after September 30, 1996, is less than the sum of
(A) $3,000,000 ; (B) fifty percent (50%) of the cumulative consolidated net income of the Company and its Subsidiaries, computed in accordance with generally accepted accounting principles, for the period commencing on January 1, 1996 and ending on the date on which the Restricted Payment is made (treated as one accounting period); and (C) the cumulative cash and non-cash proceeds to the Company of all public or private offerings of its capital stock during the period between October 1, 1996 and the date on which the Restricted Payment is made; provided that, notwithstanding the foregoing, the Company shall make no Restricted Payment if the making of the Restricted Payment would cause the Company not to be in compliance with the terms, conditions and provisions of this Indenture or any Senior Indebtedness on the date on which such Restricted Payment is made.

         SECTION 3.11 COMPLIANCE NOTICES. The Company will deliver to the Trustee, within thirty (30) days after the end of each of its fiscal quarters, commencing with the quarter ending December 31, 1996, an Officer's Certificate stating that

                 (1) review of the activities of the Company during such quarter and of performance under this Indenture has been made under his supervision; and

                 (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout the quarter, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

                                   ARTICLE 4

                  NOTEHOLDER LISTS AND REPORTS BY THE COMPANY
                                AND THE TRUSTEE

         SECTION 4.1  NOTEHOLDER LISTS, ETC.

                 (A) The Company will furnish or cause to be furnished to the Trustee, quarterly, not more than fifteen (15) days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of Notes as of such Regular Record Date, and at such other times, as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Note Registrar, no such list shall be required to be furnished.

                 (B) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the holders of Notes received by the Trustee in its capacity as Note Registrar contained in the most recent list furnished to it as provided in subdivision (A) of this Section 4.1. The Trustee may destroy any list furnished to it as provided in subdivision (A) of this Section 4.1, upon receipt of a new list so furnished.

                 (C) In case holders of Notes aggregating not less than ten percent (10%) of the aggregate principal amount of all Outstanding Notes (hereinafter called "Applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a Note for a period of at least six (6) months preceding the date of such application, and such application states that the Applicants desire to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

                          (1) afford to such Applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subdivision (B) of this Section 4.1; or

                          (2) inform such Applicants as to the approximate number of holders of Notes whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (B) of this
                 Section 4.1, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford to such Applicants access to such information, the Trustee shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subdivision (B) of this Section 4.1, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such Applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said
         Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one (1) or more of such objections, said
         Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such Applicants respecting their application.

                 (D) Every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subdivision (C) of this Section 4.1, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subdivision (C).

         SECTION 4.2  REPORTS BY COMPANY.  The Company covenants and agrees:

                 (A) To file with the Trustee within fifteen (15) days after the Company files the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then the Company will file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (B) To file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements, if any, of Section
         15.3 hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants;

                 (C) To transmit to the holders of the Notes, in the manner and to the extent provided in subsection (c) of section 313 of the TIA, such summaries of any information, documents, and reports required to be filed by the Company pursuant to subdivision (A) or subdivision (B) as may be required by the rules and regulations promulgated by the Securities and Exchange Commission; and

                 (D) To furnish to the Trustee with or as a part of each annual report and each other document or report filed with the Trustee pursuant to subdivision (A), (B) or (C) of this Section 4.2, an Officers' Certificate stating that in the opinion of each of the signers such annual report or other document or report complies with the requirements of such subdivision (A) or subdivision (B).

         Each certificate furnished to the Trustee pursuant to the provisions of this Section 4.2 shall conform to the requirements of Section 15.3 hereof.

         SECTION 4.3 REPORTS BY TRUSTEE. The Trustee shall transmit to the Noteholders as provided in TIA Section 313(c), if required thereunder, within sixty (60) days after January 1, 1997 and each January 1 thereafter, a brief report as provided in TIA Section 313(a). A copy of each such report shall, at the time of such transmission to the Noteholders, be filed by the Trustee with each stock exchange upon which the Notes are listed (if any) and also with the Securities and Exchange Commission.


                                   ARTICLE 5

                    REDEMPTION OF NOTES AT COMPANY'S OPTION

         SECTION 5.1 ELECTION BY COMPANY TO REDEEM NOTES. The Notes shall be redeemable prior to the Stated Maturity thereof on any Interest Reset Date, upon notice as provided in this Article 5, as a whole, at the option of the Company; provided, however, that the Company may not redeem any Notes pursuant to such option prior to December 15, 2001. Any such redemption shall be at the redemption price of 100% of the principal amount of the Notes redeemed, together with accrued and unpaid interest on the principal amount to be redeemed to the redemption date.

         The election of the Company to redeem any Notes shall be evidenced by a Certified Resolution. Whenever any of the Notes Outstanding are to be redeemed pursuant to this Section 5.1, the Company shall give the Trustee at least sixty (60) days' written notice (or such shorter period of time as is acceptable to the Trustee) prior to the Interest Reset Date fixed for redemption.

         SECTION 5.2 NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Interest Reset Date fixed for redemption, to each holder of Notes, at his last address appearing in the Note Register.

         All notices of redemption shall state:

                 (A)      The redemption date;

                 (B)      The redemption price;

                 (C) That on the date of redemption the redemption price of each of the Notes to be redeemed will become due and payable, and that interest thereon shall cease to accrue from and after said date; and

                 (D) The place where such Notes are to be surrendered for payment of the redemption price, which shall be the office or agency of the Company in the place of payment.

         Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         Failure to give notice of redemption, or any defect therein, to any holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

         SECTION 5.3 DEPOSIT OF REDEMPTION PRICE. On or before the business day immediately preceding any Interest Reset Date upon which redemption is to take place, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 3.2(C) hereof) an amount of money sufficient to pay the redemption price of all principal of, and accrued interest on, the Notes which are to be redeemed on that date.

         SECTION 5.4 DATE ON WHICH NOTES CEASE TO BEAR INTEREST, ETC. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified and from and after such date (unless the Company shall default in the payment of the redemption price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price together with accrued interest thereon to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the redemption date shall be payable to the holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and provisions of Section 2.3 hereof.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate borne by the Note.

         SECTION 5.5  ALL NOTES DELIVERED.  All Notes redeemed pursuant to
Section 5.1 hereof shall be canceled and destroyed by the Trustee in accordance with the existing regulations of (or those hereafter promulgated by) the Securities Exchange Commission, and the Trustee shall deliver its certificate thereof to the Company.

                                   ARTICLE 6

                     REDEMPTION OF NOTES AT HOLDER'S OPTION

         SECTION 6.1 REDEMPTION RIGHT AT HOLDER'S OPTION UPON AN INTEREST RATE RESET NOTICE OR UPON DEATH OF A HOLDER. Unless pursuant to the terms of
Section 7.1 the Notes have been declared due and payable prior to their maturity by reason of an Event of Default and such Event of Default has not been waived and such declaration has not been rescinded or annulled, a holder has the right to present all but not less than all of his Notes for payment prior to their maturity during the period from the date of the Interest Rate Reset Notice (or the date of the notice that the Interest Rate will not be reset pursuant to Section 2.3, as the case may be), pertaining to an Interest Reset Date to the fifth business day preceding the Interest Reset Date, and the Company will redeem the same on the Interest Reset Date if Notes have been properly presented for payment on behalf of beneficial holders who are natural persons. Further, the personal representative of a deceased Holder, or the surviving joint tenant or tenant by the entirety of a deceased Holder, may tender his Notes for redemption in whole (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the Holder may specify), subject to the limitation that the Company will not be obligated to redeem during an initial period beginning with the Original Issue Date and ending December 15, 1997 or during any 12-month period thereafter beginning on December 15 of any year and ending on the March 15 of the succeeding year (A) the portion of a Note or Notes presented by the Holder exceeding an aggregate principal amount of $25,000 per Holder or (B) Notes in an aggregate principal amount exceeding $2,250,000 (plus to the extent that the Original Purchasers exercised the Over-Allotment Option, 5% of the principal amount of the Notes purchased upon exercise of the Over-Allotment Option; provided that, in no event, shall the maximum aggregate principal amount of Notes which the Company may be obligated to redeem in any such 12-month period exceed $2,587,500); further references herein to the $2,250,000 aggregate principal amount limitation shall be deemed to include such higher figure not exceeding $2,587,500, to the extent the Original Purchasers exercise the Over-Allotment Option. Such $25,000 and $2,250,000 limitations are non-cumulative. The Company will redeem Notes tendered upon the death of the Holders thereof in order of their receipt, subject to the aforesaid limitations and the redemption procedures set forth in Section 6.2.

         SECTION 6.2 REDEMPTION PROCEDURE AT HOLDER'S OPTION UPON AN INTEREST RESET DATE OR UPON DEATH OF A HOLDER. Redemption of Notes presented for payment by a Holder exercising his option to have his Notes redeemed on an Interest Reset Date will be redeemed on such Interest Reset Date. Holders of Notes presented for redemption shall be entitled to and shall receive scheduled quarterly payments of interest thereon on scheduled Interest Payment Dates until their Notes are redeemed. Subject to the $25,000 and $2,250,000 limitations, the Company will, at any time upon the death of any holder, redeem Notes within sixty (60) days following receipt by the

Trustee of a written request therefor from such holder's personal representative, or surviving joint tenant(s), tenant by the entirety or tenant(s) in common.

         Notes may be presented for redemption by delivering to the Trustee:
(A) a written request for redemption, in form satisfactory to the Trustee, signed by the registered holder(s) or his duly authorized representative, (B) the Note to be redeemed, free and clear of any liens or encumbrances of any kind, and (C) in the case of a request made by reason of the death of a holder, appropriate evidence of death and, if made by a representative of a deceased holder, appropriate evidence of authority to make such request and such other additional documents as the Trustee shall require, including, but not limited to, inheritance or estate tax waivers. No particular forms of request for redemption or authority to request redemption are necessary. The price to be paid by the Company for all Notes or portions thereof presented to it pursuant to the provisions described in this Article 6 is 100% of the principal amount thereof or portion thereof plus accrued but unpaid interest on the principal amount redeemed to the redemption date. Any acquisition of Notes by the Company other than by redemption at the option of any holder pursuant to this Section shall not be included in the computation of either the $25,000 or $2,250,000 limitation for any period.

         For purposes of this Section 6.2, a Note held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the holder, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. For purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, such beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the beneficial ownership interests in the Notes during his lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Note and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

         In the case of Notes registered in the names of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the $25,000 limitation shall apply to each beneficial owner of Notes held by a Qualified Institution and the death of such beneficial owner shall entitle a Qualified Institution to seek redemption of such Notes as if the deceased beneficial owner were the record holder. Such Qualified Institution, in its request for redemption on behalf of such beneficial owners, must submit evidence, satisfactory to the Trustee, that it holds Notes on behalf of such beneficial owner and must certify that the aggregate amount of requests for redemption tendered by such Qualified Institution on behalf of such beneficial owner in the initial period or in any subsequent twelve (12) month period does not exceed $25,000.

         In the case of any Notes which are presented for redemption in part only, upon such redemption the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Notes, without service charge, a new Note(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Notes so presented.

         Nothing herein shall prohibit the Company from redeeming, in acceptance of tenders made pursuant hereto, Notes in excess of the principal amount that the Company is obligated to redeem, nor from purchasing any Notes in the open market. However, the Company may not use any Notes purchased in the open market as a credit against its redemption obligations hereunder.

         SECTION 6.3 WITHDRAWAL. Any Notes presented for redemption at the option of the holder may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal to the Trustee (A) in the case of redemption on an Interest Reset Date, not later than five (5) business days before the relevant Interest Reset Date or, (B) in the case of a Special Redemption Event, on the Repurchase Date (as defined in Section 6.5), or (C) prior to the issuance of a check in payment thereof in the case of Notes presented by reason of the death of a holder.

         SECTION 6.4 REDEMPTION REGISTER. The Trustee shall maintain at its main office a register (the "Redemption Register") in which it shall record, in order of receipt, all requests for redemption received by the Trustee under
Section 6.2. Unless withdrawn, all such requests shall remain in effect during the period in which they are received and thereafter from period to period, until the Notes which are the subject of such request have been redeemed.

         SECTION 6.5 REDEMPTION UPON SPECIAL REDEMPTION EVENT. In the event that there shall occur a Special Redemption Event with respect to the Company, then each holder shall have the right, at the holder's option, to require the Company to redeem such holder's Notes, including any portion thereof which is $1,000 or any integral multiple thereof on the date (the "Repurchase Date") that is seventy-five (75) days after the occurrence of the Special Redemption Event at the redemption price in cash of 100% of the principal amount thereof or portion thereof plus accrued but unpaid interest to the date of payment.

         Forty (40) days after the occurrence of a Special Redemption Event, the Company promptly, but in any event within three (3) business days after expiration of such 40-day period, shall give notice to the Trustee, who shall promptly, but in any event within five (5) days of receipt of notice from the Company, notify the Noteholders, of the occurrence of such Special Redemption Event, of the date before which a holder must notify the Trustee of such holder's intention to exercise the redemption option, which date shall be not more than three (3) business days prior to the Repurchase Date and of the procedure which such holder must follow to exercise such right. To exercise the redemption, the holder of a Note or Notes must deliver to the Trustee on or before the Repurchase Date: (A) written notice of such holder's election to redeem pursuant to this Section 6.5; in form satisfactory to the Trustee, signed by the registered holder(s) or his duly authorized representative and
(B) the Note or Notes to be redeemed, free and clear of any liens or encumbrances of any kind.

         In the case of any Notes which are presented for redemption in part only, upon such redemption the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Notes, without service charge, a new Note(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Notes so presented.

         SECTION 6.6 REDEMPTION OF NOTES SUBJECT TO ARTICLE 5. In the case of any Notes or portion thereof which are presented for redemption pursuant to this Article 6 and which have not been redeemed at the time the Company gives notice of its election to redeem Notes pursuant to Article 5, such Notes or portion thereof shall first be subject to redemption pursuant to Article 5 and if any such Notes or portion thereof are not redeemed pursuant to Article 5 they shall remain subject to redemption pursuant to Article 6.

                                   ARTICLE 7

                REMEDIES OF TRUSTEE AND NOTEHOLDERS UPON DEFAULT

         SECTION 7.1 DEFINITION OF DEFAULT AND EVENT OF DEFAULT. The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as "Events of Default" (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (A) Failure to make any payment of the principal of any Note for a period of five (5) days or more after the same shall become due and payable; or

                 (B) Failure to pay any installment of interest upon any Note for a period of ten (10) days or more after the same shall have become due and payable; or

                 (C) The acceleration of all or any portion of any Senior Indebtedness or the foreclosure upon any collateral securing payment of any Senior Indebtedness; or

                 (D) The occurrence of any default or event of default under any Senior Indebtedness if, as a result of such default or event of default, the date of payment of all or any portion of such Senior Indebtedness may be accelerated or foreclosure upon any collateral securing such Senior Indebtedness may occur, if such default or event of default shall remain uncured for a period of 180 consecutive days following the date of occurrence thereof; or

                 (E) The entry of a decree or order by a court or regulatory authority having jurisdiction in the premises adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Subsidiary, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

                 (F) The institution by the Company or any Subsidiary of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Subsidiary, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by the Company or any Subsidiary in furtherance of any such action; or

                 (G) The occurrence of any default in the performance, or any breach, of any covenant of the Company in this Indenture (other than a default that is covered by any other subsection of this Section 7.1), which continues for a period of not less than thirty (30) consecutive days after such occurrence; or

                 (H) A court having jurisdiction in the premises shall have entered a final non-appealable judgment, order or decree for payment of money against the Company or any Subsidiary that results in a liability (after provision for any proceeds of any policy of insurance applicable to such liability) in excess of $15,000,000.

         SECTION 7.2 TRUSTEE TO GIVE NOTEHOLDERS NOTICE OF DEFAULTS. The Trustee shall, within sixty (60) days after the occurrence of any event that with the giving of notice, the passage of time or both would constitute an Event of Default (a "Default"), give by mail to (i) all Noteholders, as their names and addresses appear in the Note Register, (ii) to such holders of the Notes as have, within the two (2) years preceding the mailing of notice, filed their names and addresses with the Trustee for that purpose and (iii) to such holders of the Notes whose names and addresses are provided the Trustee in accordance with Section 312 of the TIA, notice of all Defaults known to the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of Default in the payment of the principal of or the interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, board of trustees, executive committee, or a trust committee of directors, trustees or Responsible Officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

         SECTION 7.3 DECLARATION OF PRINCIPAL AND ACCRUED INTEREST DUE UPON DEFAULT; HOLDERS OF SPECIFIED PERCENTAGE OF NOTES MAY WAIVE DEFAULT DECLARATION. In the event that (1) an Event of Default has occurred and is continuing under subsections 7.1 (A), (B), (C), (D), (G) or (H) hereof, and (2) the holders of not less than twenty-five percent (25%) of the aggregate principal amount of the Outstanding Notes shall direct Trustee in writing to accelerate the indebtedness evidenced by the Notes, then the Trustee shall, by written notice to the Company, immediately declare the entire unpaid principal amount of all of the Notes and all accrued interest thereon to be immediately due and payable in full, and such principal and interest shall thereupon become immediately due and payable in full. In the event that (1) an Event of Default under subsections
7.1 (A), (B), (C), (D), (G) or (H) hereof has occurred and has continued for a period of more than 180 consecutive days (regardless of whether any holders of the Notes have directed Trustee to accelerate the Notes), or (2) any other Event of Default has occurred and is continuing under Section 7.1 hereof, then the Trustee may, at its election, by written notice to the Company, declare the entire unpaid principal amount of all of the Notes and all accrued interest thereon to be immediately due and payable in full, and such principal and interest shall thereupon become and be immediately due and payable in full. Notwithstanding the foregoing, any acceleration of the Notes pursuant to this
Section 7.3 shall be subject to the provisions of Section 16.5 hereof and to the right of the holders of not less than a majority in principal amount of all Outstanding Notes, by written notice to the Company and to the Trustee thereafter to consent to a waiver of such past Default before any final judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided and if before such judgment or decree all covenants with respect to which Default shall have been made shall be fully performed or made good to the reasonable satisfaction of the Trustee, and all arrears of interest with interest upon overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the interest rate per annum applicable to the Notes and the principal of all Outstanding Notes which shall have become due otherwise than by acceleration under this Section 7.3 and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, disbursements, expenses and advances of the Trustee, its agents and attorneys, and all other indebtedness secured hereby, except the principal of any Notes not then due by their terms and except interest accrued on such Notes since the last Interest Payment Date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto; in which event, such Default and its consequences shall thereupon be deemed to have been cured and such declaration of the maturity of the Notes shall be void and of no further effect, but no such cure shall extend to or affect any subsequent Default or impair any right consequent thereon.

         SECTION 7.4 POWER OF TRUSTEE TO PROTECT AND ENFORCE RIGHTS. Upon the occurrence of one or more Events of Default and the acceleration of the indebtedness evidenced by the Notes, the Trustee by such officer or agent as it may appoint in its discretion, with or without entry, may proceed to protect and enforce its rights and the rights of holders of the Outstanding Notes by a suit or suits in equity or an action or actions at law, whether for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustee shall deem most effectual to protect and enforce any of its rights or duties and the rights of holders of the Outstanding Notes.

         Upon the written request of the holders of a majority in principal amount of the then Outstanding Notes, in case an Event of Default shall have occurred and the indebtedness evidenced by the Notes shall be accelerated as aforesaid, subject to Sections 10.2 and 10.5, it shall be the duty of the Trustee upon being indemnified as provided in Section 7.11, to exercise such one or more of the remedies available for the protection and enforcement of its rights and the rights of the Noteholders (including the taking of appropriate judicial proceedings by action, suit or otherwise) as the Trustee shall deem best.

         SECTION 7.5 REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Trustee or the Noteholders is intended to be exclusive of any other right or remedy, but each and every such right or remedy shall be cumulative, and shall be in addition to every other remedy given hereunder as now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 (A) DELAY, ETC. NOT A WAIVER OF RIGHTS. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

                 (B) WAIVER OF DEFAULT NOT TO EXTEND TO SUBSEQUENT DEFAULTS. No waiver of any Event of Default whether by the Trustee or by the Noteholders, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

         SECTION 7.6 HOLDERS OF SPECIFIED PERCENTAGE OF NOTES MAY DIRECT JUDICIAL PROCEEDINGS BY TRUSTEE. The holders of not less than a majority in principal amount of the Notes at the time Outstanding hereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any power conferred upon the Trustee; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and this Indenture and the Trustee may take any other action deemed proper by them, or either of them, which is not inconsistent with such direction.

         SECTION 7.7  INTENTIONALLY OMITTED.

         SECTION 7.8.

                 (A) PAYMENT OF PRINCIPAL AND INTEREST TO TRUSTEE UPON OCCURRENCE OF CERTAIN DEFAULTS; JUDGMENT MAY BE TAKEN BY TRUSTEE. The Company covenants that if an Event of Default specified in subdivisions (A) or (B) of Section 7.1 shall occur, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and interest, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the respective applicable rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel.

                 In case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                 (B) ENFORCEMENT OF RIGHTS BY TRUSTEE DURING CONTINUANCE OF AN EVENT OF DEFAULT. If an Event of Default occurs and is continuing, the Trustee, may in the exercise of discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as deemed most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                 (C) APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee under this Section 7.8 shall be applied by the Trustee:

                 FIRST. To the payment of the costs and expenses reasonably incurred (including any sums due the Trustee) in the proceedings resulting in the collection of such moneys.

                 SECOND. To the payment of the amounts then due and unpaid upon the Outstanding Notes for principal of and the interest on the Outstanding Notes, with interest on the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the interest rate per annum applicable to the Notes; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, according to the aggregate of such principal and interest, without preference or priority as to any Outstanding Note over any other Outstanding Note or of principal or interest over principal or interest, or of any installment of interest over any other installment of interest, upon presentation of such Notes and their surrender if fully paid, or for proper notation if only partially paid.

         SECTION 7.9 POSSESSION OF NOTES UNNECESSARY IN ACTION BY TRUSTEE. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee, without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee, shall be brought in its name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Outstanding Notes in respect of which such judgment has been recovered.

         SECTION 7.10 TRUSTEE MAY FILE NECESSARY PROOFS. The Trustee, (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed and irrespective of whether the Trustee, shall have made any demand for such payment), may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, and of the Noteholders allowed in any judicial proceedings relative to the Company or its creditors or property. In case of any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Company or its property, the Trustee, (irrespective of whether the principal of the Notes shall then be due and payable and irrespective of whether the Trustee, shall have made any demand for such payment) shall be entitled and empowered either in its name or as trustee of an express trust or as attorney in fact for the holders of the Notes, or in any one or more of such capacities, to file a proof of claim for the whole amount of principal and interest (with interest upon such overdue principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest at the interest rate per annum applicable to the Notes) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in any such proceedings and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee, any amount due the Trustee, for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee, under Section 10.7.

         Nothing herein contained shall be deemed to authorize the Trustee, to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee, to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 7.11 LIMITATION UPON RIGHT OF NOTEHOLDERS TO INSTITUTE CERTAIN LEGAL PROCEEDINGS. No Noteholder shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust hereunder, including the appointment of a receiver or trustee, or for any other remedy hereunder, including without limitation the institution of nonjudicial foreclosure proceedings, unless (A) such holder previously shall have delivered to the Trustee written notice that one or more Events of Default, which Events of Default shall be specified in such notice, has occurred and is continuing, and (B) the holders of not less than twenty-five percent (25%) in principal amount of the then Outstanding Notes shall have requested the Trustee in writing and shall have afforded to it reasonable opportunity either to proceed to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name, and (C) one or more Noteholders shall have offered to the Trustee adequate security and indemnity, satisfactory to it, against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, shall have refused or neglected to act on such notification, request and offer of indemnity for at least sixty
(60) days and no direction inconsistent with such notification shall have been given to the Trustee by holders of not less than a majority in principal amount of the Outstanding Notes; and such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the exercise of the powers and trusts of this Indenture and to any action or cause of action for foreclosure, including the appointment of a receiver or trustee, or for any other remedy hereunder; it being understood and intended that no Noteholder shall have any right in any manner whatsoever by his action to affect, disturb or prejudice the rights of any other holder, or obtain or seek to obtain priority or preference over any other holder, or to enforce any right hereunder, except in the manner herein provided to the extent permitted by law, and that all proceedings at law or in equity shall be instituted, had or maintained in the manner herein provided, and for the equal and ratable benefit of all holders of the Outstanding Notes.

         SECTION 7.12 RIGHT OF NOTEHOLDER TO RECEIVE AND ENFORCE PAYMENT NOT IMPAIRED. Notwithstanding any other provision of this Indenture, the right of any holder of any Note to receive payment of the principal of and interest on such Note, on or after the respective Stated Maturities expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective Stated Maturities, shall not be impaired or affected without the consent of such holder, except that no Noteholder may institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss under this Indenture upon any property subject hereto.

         SECTION 7.13 COURT MAY REQUIRE UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee, for any action taken or omitted by it, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but to the extent permitted by law the provisions of this
Section 7.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than twenty-five percent (25%) in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the respective

Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

         SECTION 7.14 UNENFORCEABLE PROVISION INOPERATIVE. To the extent that any provision of this Article 7 may be invalid or unenforceable under any applicable law, such provision shall be deemed inoperative and inapplicable and shall not be included in the terms of this Indenture.

         SECTION 7.15 IF ENFORCEMENT PROCEEDINGS ABANDONED, STATUS QUO IS ESTABLISHED. In case the Trustee or any Noteholder shall have proceeded to enforce any right or remedy under this Indenture, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Noteholder, then and in every such case the Company, the Trustee and the Noteholders, subject to any determination in such proceedings, shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and Noteholders shall continue as if no such proceedings had been instituted.

         SECTION 7.16 NOTEHOLDERS MAY WAIVE CERTAIN DEFAULTS. The holders of not less than the required percentage in principal amount of the Outstanding Notes specified in Section 7.3 may on behalf of the holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

                 (A) in the payment of the principal of or interest on any Note, or

                 (B) in respect of a covenant or provision hereof which under Article 13 cannot be modified or amended without the consent of the holder of each Outstanding Note affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                                   ARTICLE 8

                       EVIDENCE OF RIGHTS OF NOTEHOLDERS
                             AND OWNERSHIP OF NOTES

         SECTION 8.1 EVIDENCE OF OWNERSHIP OF DEFINITIVE NOTES AND TEMPORARY NOTES ISSUED HEREUNDER IN REGISTERED FORM. Prior to due presentment for registration of transfer of any Note, the Company, the Trustee, any Note Registrar, or any agent of the Company or the Trustee may deem and treat the person in whose name any Note shall be registered at any given time upon the Note Register as the absolute owner of such Note for the purpose of receiving any payment of, or on account of, the principal and interest on such Note and for all other purposes whether or not such Note be overdue; and neither the Company nor the Trustee, nor any agent of the Company or the Trustee shall be bound by any notice to the contrary. All such payments made in accordance with the provisions of this Section 8.1 shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

                                   ARTICLE 9

                         CONSOLIDATION, MERGER AND SALE

         SECTION 9.1 COMPANY MAY MERGE, CONSOLIDATE, ETC., UPON CERTAIN TERMS. The Company covenants that it will not merge or consolidate with any other corporation or, other than as part of a loan securitization or sale entered into in the ordinary course of its business, sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either the Company shall be the continuing or surviving corporation, or the successor corporation (if other than the Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

         SECTION 9.2 SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall thereupon be released from all obligations hereunder and under the Notes and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose.

         In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

         SECTION 9.3 OPINION OF COUNSEL. The Trustee, subject to TIA Section 315(a), (c) and (d) and to Section 10.5, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article 9.

         SECTION 9.4 ARTICLE 9 SUBJECT TO PROVISION OF SECTION 6.5. Notwithstanding the foregoing, the transactions contemplated by Article 9 are subject to the redemption provisions of Section 6.5, if applicable.

                                   ARTICLE 10

                             CONCERNING THE TRUSTEE

         SECTION 10.1 REQUIREMENT OF CORPORATE TRUSTEE, ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be a banking corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $60,000,000 subject to supervision or examination by Federal or State authority, or any affiliate of such a banking corporation, which also is a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.1 the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article 10.

         SECTION 10.2 ACCEPTANCE OF TRUST. The Trustee accepts the trusts hereby created upon the terms and conditions in this Indenture specified, to all of which the Company and the holders of Outstanding Notes by their acceptance thereof agree:

                 (A)      Except during the continuance of an Event of Default,

                          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and;

                          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the

                 Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (B) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (C) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                          (1) this subdivision shall not be construed to limit the effect of subdivision (A) of this Section;

                          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Trustee was negligent in ascertaining pertinent facts;

                          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

                          (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                          (5) the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful default.

                 (D) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                 (E) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except failure by the Company to cause to be made any of the payments to the Trustee required to be made to the Trustee by any provision hereof or failure by the Company to file with the Trustee any document required by this Indenture to be so filed subsequent to the issuance of the Notes, unless the Trustee shall be specifically notified in writing of such Default by the Company or by the holders of at least twenty-five percent (25%) in aggregate principal amount of Outstanding Notes, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the main office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Event of Default except as aforesaid.

         SECTION 10.3 DISCLAIMER. The recitals contained herein and in the Notes (except as contained in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes issued hereunder. The Trustee shall be under no responsibility or duty with respect to the disposition of any Notes authenticated and delivered hereunder or the application or use of the proceeds thereof or the application or use of any moneys paid to the Company under any of the provisions hereof.

         SECTION 10.4 TRUSTEE MAY OWN NOTES. The Trustee, the paying agent, the Note Registrar or any Note Co-Registrar or other agent of the Company or of the Trustee may become the owner or pledgee of Notes and, subject to Sections 10.9 and 10.10, if operative, may otherwise deal with the Company with the same rights it would have if it were not a Trustee, paying agent, Note Registrar, Note Co-Registrar or other agent of the Company or of the Trustee.

         SECTION 10.5 TRUSTEE MAY RELY ON CERTIFICATES, ETC. To the extent permitted by Section 10.2 hereof:

                 (A) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (B) The Trustee may consult with counsel, who may be counsel to the Company, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in reliance thereon;

                 (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Certified Resolution;

                 (D) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith, rely upon an Officers' Certificate;

                 (E) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred, as the case may be, in compliance with such request or direction;

                 (F) The Trustee shall not be bound to make any investigation into the facts or matters stated in any such document set forth in Section 10.5(A), but the Trustee, in its exercise of discretion, may make such further inquiry or investigation into such facts or matters as may seem necessary, and, if the Trustee shall determine to make such further inquiry or investigation, the Trustee shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (G) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care hereunder; and

                 (H) The Trustee shall not be required to give any debenture or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

         SECTION 10.6 MONEY HELD IN TRUST NOT REQUIRED TO BE SEGREGATED. Subject to the provisions of Section 15.2 hereof, all moneys received by the Trustee hereunder or in respect of the Notes shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.

         Any interest allowed on or income or other return arising from any such moneys shall be paid from time to time to the Company upon Company Order in accordance with the provisions hereof; provided, however, that no such interest, income or return shall be paid to the Company during any period during which an Event of Default has occurred and is continuing.

         SECTION 10.7 COMPENSATION, REIMBURSEMENT, INDEMNITY, SECURITY. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of all services rendered hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and except as otherwise expressly provided herein, the Company will upon request of the Trustee reimburse the Trustee for all reasonable advances made or incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense or disbursement as may be attributable to negligence or bad faith). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder.

         If, and to the extent that the Trustee and its counsel and other agents do not receive compensation for services rendered, reimbursements of its advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company or the Trustee shall be entitled, in priority to the holders of the Notes, to receive any distributions of any securities, dividends or other disbursements which would otherwise be made to the holders of Notes in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney in fact for the holders of the Notes and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee its counsel and other agents on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the holders of the Notes.

         SECTION 10.8 CONFLICT OF INTEREST.

                 (A) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 10.8, the Trustee shall within ninety (90) days after ascertaining that there is such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article 10.

                 (B) In the event that the Trustee shall fail to comply with the provisions of the preceding subdivision (A) of this Section
         10.8 , the Trustee shall within ten (10) days after the expiration of such ninety (90) day period transmit notice of such failure to the Noteholders, in the manner and to the extent provided in Section 4.3.

                 (C) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if there is an Event of Default (as defined in Section 7.1 but exclusive of any grace period or notice requirement) and:

                          (1)     the Trustee is trustee under another
                 indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding or is trustee for more than one (1) outstanding series of securities under a single indenture of the Company unless such other indenture is a collateral trust indenture under which the only collateral consists of Notes issued under this Indenture; provided, however, that there shall be excluded from the operation of this clause (1) any indenture under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the

                 Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or such other indenture or indentures;

                          (2) the Trustee or any of the directors or executive officers of the Trustee is an obligor upon the Notes or an underwriter for the Company;

                          (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

                          (4) the Trustee or any of the directors or executive officers of the Trustee is a director, officer, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee) for the Company who is currently engaged in the business of underwriting, except that
                 (a) one (1) individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company, but may not be at the same time an executive officer of the Trustee and the Company; (b) if and so long as the number of directors of any Trustee in office is more than nine (9), one (1) additional individual may be a director or an executive officer, or both, of such Trustee and a director of the Company; and (c) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subdivision (C), to act as trustee, whether under an indenture or otherwise;

                          (5) ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively, by any two (2) or more of such persons; or ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director or executive officer thereof, or is beneficially owned, collectively, by any two (2) or more such persons;

                          (6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this Section 10.8 defined), (a) five percent (5%) or more of the voting securities or ten percent (10%) or more of any other class of security of the Company, not including the Notes issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (b) ten percent (10%) or more of any class of security of an underwriter for the Company;

                          (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this Section 10.8 defined), five percent (5%) or more of the voting securities of any person who, to the knowledge of the Trustee owns ten percent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                          (8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this Section 10.8 defined), ten percent (10%) or more of any class of security of any person who, to the knowledge of the Trustee owns fifty percent (50%) or more of the voting securities of the Company;

                          (9) the Trustee owns on the date of any Default on the Notes, or any anniversary of such Default so long as such Default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under clause (6), (7) or (8) of this subdivision (C). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent (25%) of such voting securities or twenty-five percent (25%) of any such class of security. Promptly after the dates of any Default on the Notes and annually in each succeeding year that the Notes remain in Default, the Trustee shall make a check of its or his holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal or interest upon the Notes when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this clause (9), all such securities so held by the Trustee with sole or joint control over such securities vested in it or him, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of clauses (6), (7) and (8) of this subdivision (C); or

                          (10) the Trustee shall be or become a creditor of the Company (except under the circumstances described under paragraphs (1), (3), (4), (5) or (6) of Section 311(b) of the TIA.

         The specifications of percentages in clauses (5) to (9), inclusive, of this subdivision (C) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of clause
(3) or (7) of this subdivision (C).

         For the purposes of clauses (6), (7), (8) and (9) of this subdivision
(C) only, (a) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness, (b) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (c) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any Default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

                 (D) The percentages of voting securities and other securities specified in this Section 10.8 shall be calculated in accordance with the following provisions:

                          (1)     A specified percentage of the voting
                 securities of the Trustee, the Company or any other person referred to in this Section 10.8 (each of whom is referred to as a "person" in this subdivision (D)) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                          (2)     A specified percentage of a class of
                 securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                          (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                          (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                                  (a)      securities of an issuer held in a
                          sinking fund relating to securities of the issuer of the same class;

                                  (b)      securities of an issuer held in a
                          sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                                  (c)      securities pledged by the issuer
                          thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; or

                                  (d)      securities held in escrow if placed
                          in escrow by the issuer thereof;

         provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                          (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

                 (E) For the purposes of this Section 10.8, unless otherwise provided:

                          (1) The term "underwriter" when used with reference to the Company means every person, who, within one
                 (1) year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.





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


                          (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                          (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this clause, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                          (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                          (5) The term "Company" means any obligor upon the Notes.

                          (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

         SECTION 10.9 RESIGNATION, REMOVAL, APPOINTMENT OF SUCCESSOR TRUSTEE.

                 (A) No resignation or removal of the Trustee, and no appointment of a successor Trustee pursuant to this Article 10 shall become effective until the acceptance of appointment by the successor Trustee under this Section 10.9 and Section 10.10.

                 (B) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (C) The Trustee may be removed at any time by Act of the holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

                 (D)      If at any time:

                          (1)     the Trustee shall fail to comply with Section
                 10.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note for at least six (6) months, or

                          (2)     the Trustee shall cease to be eligible under
                 Section 10.1 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Certified Resolution may remove the Trustee or (b) subject to Section 7.13, any Noteholder who has been a bona fide holder of a Note for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (E) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Certified Resolution, shall promptly appoint a successor Trustee. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (F) The Company shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the holders of Notes in the manner and to the extent provided in of Section 4.3. Each notice shall include the name of the successor Trustee and address of the main office of the successor Trustee.

         SECTION 10.10 ACCEPTANCE BY SUCCESSOR TRUSTEE. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or





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

conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the respective successor Trustee, the respective retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such respective successor Trustee all the rights, powers and trusts of the retiring respective Trustee, and shall duly assign, transfer and deliver to such respective successor Trustee all property and money held by such respective retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in
Section 10.7. Upon request of any such respective successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 10 to the extent operative.

         SECTION 10.11.

                 (A) NOTICE, ETC. ON BEHALF OF COMPANY DELIVERED TO TRUSTEE. Except as herein expressly provided to the contrary, any notice, request, or other writing by or on behalf of the Company delivered to the Trustee shall be deemed to have been delivered to the Trustee hereunder as effectually as if delivered to each of them.

                 (B) CASH, SECURITIES, ETC. TO BE HELD BY TRUSTEE. Notwithstanding anything herein contained to the contrary, all cash collected by, or payable to, the Trustee pursuant to this Indenture shall be paid to and deposited with, and all stocks, debentures and other obligations or securities shall be held by, the Trustee, except as otherwise required by law.

                 Whenever any moneys, debentures, shares of stock or other obligations are, under any provisions of this Indenture, paid or delivered to or deposited with the Trustee, the same shall be deemed for all purposes hereunder to be part of the security for the Notes issued hereunder, but nothing contained in this Section 10.11 shall be deemed to affect or impair any power or right conferred by any provision of this Indenture upon the Trustee to apply, disburse or otherwise act or deal with respect to any moneys, debentures, shares of stock or other obligations received or held by it as aforesaid.

         SECTION 10.12 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder provided such corporation shall be otherwise qualified and eligible under this Article 10, to the extent operative, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the Notes shall have been authenticated, but not delivered, by the Trustee then in office, any such successor to the Trustee by merger, conversion or consolidation may adopt such authentication and deliver the said Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 10.13 AUTHENTICATING AGENT. As long as any of the Notes remain Outstanding, upon a Company Order there shall be an authenticating agent appointed by the Trustee for such period as the Company shall elect, to act on behalf of the Trustee and subject to its direction in connection with the authentication of the Notes as set forth in this Indenture. Such authenticating agent shall at all times be a banking corporation organized and doing business under the laws of the United States or any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $60,000,000 subject to supervision or examination by Federal or State authority, or an affiliate of such banking corporation, which is also a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.13 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         Whenever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent.

         Any corporation in which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

         Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 10.13, the Trustee promptly shall appoint a successor authenticating agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Notes as the names and addresses of such holders appear on the Note Register. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 10.13.

         The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments from the Company subject to the provisions of Section 10.7. The provisions of Section 8.1, 10.3 and 10.4 shall be applicable to any authenticating agent.

                                   ARTICLE 11

                             DISCHARGE OF INDENTURE

         SECTION 11.1
                      ACKNOWLEDGMENT OF DISCHARGE. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for and rights to receive payments of interest thereon), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction, cancellation and discharge of this Indenture, when

                 (A)      either

                          (1) all Notes theretofore authenticated and delivered other than (a) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                 Section 2.10, and (b) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 15.2 have been delivered to the Trustee for cancellation; or

                          (2) all such Notes not theretofore delivered to the Trustee for cancellation

                                  (a)      have become due and payable, or

                                  (b) will become due and payable at their Stated Maturity within one (1) year, or

                                  (c)      are to be called for redemption
                          within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                 and the Company, in the case of (a), (b) or (c) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

                 (B) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (C) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture the obligations of the Company to the Trustee under Section 10.7 shall survive.

         SECTION 11.2 MONEY HELD IN TRUST. All money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. The Trustee shall give notice in the name and at the expense of the Company of the immediate availability of the money deposited with the Trustee pursuant to Section 11.1 to the persons entitled to such money.


                                   ARTICLE 12

                             MEETING OF NOTEHOLDERS

         SECTION 12.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of the Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

                 (A) To give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by the Noteholders pursuant to any of the provisions of Article 2;

                 (B) To remove the Trustee and appoint a successor trustee pursuant to any of the provisions of Article 10;

                 (C) To consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 13 ; or

                 (D) To take any other action authorized to be taken by or on behalf of Noteholders of any specified aggregate principal amount of the Notes under any other provisions of this Indenture, or authorized or permitted by law.

         SECTION 12.2 CALL OF MEETINGS BY TRUSTEE; GENERALLY. Meetings of Noteholders may be held at such place or places and at such time or times in any place of payment as the Trustee or, in case of its failure to act, the Company or the Noteholders calling the meeting, shall from time to time determine.

         SECTION 12.3 CALL OF MEETINGS BY TRUSTEE; NOTICE. The Trustee may at any time call a meeting of the Noteholders to take any action specified in
Section 12.1, to be held at such time and at such place designated in Section
12.2 as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and specifying each series of Notes which would be affected by the proposed action, shall be mailed by the Trustee at the expense of the Company, first class postage prepaid, to the Noteholders at their last addresses as they shall appear upon the Note Register, not less than twenty (20) nor more than one hundred twenty (120) days prior to the date fixed for the meeting. Any defect in said notice shall not, however, in any way impair or affect the validity of any such meeting.

         The Trustee may in its discretion determine, subject to the meaning of the term "affected" as set forth in Section 13.2, whether or not Notes of any particular series would be affected by action proposed to be taken at a meeting and any such determination shall be conclusive upon the holders of Notes of such series and all other series. Subject to the provisions of Section 10.2, the Trustee shall not be liable for any such determination made in good faith.

         Any meeting of the Noteholders shall be valid without notice if Noteholders, holding all Notes then Outstanding, which would be affected by the action proposed to be undertaken, are present in person or by proxy or have waived notice before or after the meeting by Noteholders, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         In case at any time the Company, pursuant to a Certified Resolution, or Noteholders holding at least ten percent (10%) in aggregate principal amount of the Notes then Outstanding, which would be affected by the action proposed to be undertaken, shall have requested the Trustee to call a meeting of the Noteholders to take any action authorized by Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or Noteholders holding the amount above specified may determine the time and the place for such meeting and may call such meeting for such purpose by giving notice thereof in the manner provided in this Section 12.3.

         SECTION 12.4 MEETINGS, NOTICE AND ENTITLEMENT TO BE PRESENT. Only Noteholders holding Notes, which would be affected by the action proposed to be undertaken, and persons appointed by an instrument in writing as proxy for such a Noteholder by such a Noteholder are entitled to notice of and to vote at any meeting of the Noteholders. The only persons who shall be entitled to be present or to speak at any meeting of the Noteholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

         SECTION 12.5 REGULATIONS MAY BE MADE BY TRUSTEE. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

         Such regulations (A) may provide for the closing of the Note Register for such period as the Trustee may deem necessary or (B) may fix a record and time for determining the record Noteholders of the Notes entitled to vote at such meeting. All Noteholders seeking to attend or vote at a meeting in person or by proxy must, if required by any authorized representative of the Trustee or the Company or by any other Noteholder, produce the Notes claimed to be owned or represented at such meeting, and every one seeking to attend or vote shall, if required as aforesaid, produce such further proof of Note ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the inspectors of votes hereinafter provided for.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Noteholders as provided in Section 12.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting may be elected by vote of Noteholders holding a majority in principal amount of the Notes represented at the meeting and entitled to vote.

         At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes then Outstanding owned by such Noteholder or represented by such proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not Outstanding and ruled by the temporary or permanent chairman of the meeting to be not Outstanding. The temporary or permanent chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders.

         At any meeting of Noteholders, the presence of persons holding or representing Notes in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum.
Any meeting of holders duly called pursuant to Section 12.3 may be adjourned from time to time by vote of the holders (or proxies for the holders) of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice.

         SECTION 12.6 MANNER OF VOTING AT MEETINGS AND RECORD TO BE KEPT. The vote upon any resolution submitted to any meeting of the Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The temporary or permanent chairman of the meeting shall appoint two (2) inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record at least in duplicate of the proceedings of each meeting of the Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one (1) or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 12.3. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one copy thereof shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 12.7 EVIDENCE OF ACTION BY HOLDERS OF SPECIFIED PERCENTAGE OF NOTES. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes of any series may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (A) by any instrument or any number of instruments of similar tenor executed by holders in person or by agent or proxy appointed in writing, or (B) by the record of the holders of Notes voting in favor thereof at any meeting of holders duly called and held in accordance with the provisions of this Article 12, or (C) by a combination of such instrument or instruments and any such record of such a meeting of holders.

         SECTION 12.8 EXERCISE OF RIGHT OF TRUSTEE OR NOTEHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING OF NOTEHOLDERS. Nothing in this Article 12 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of the Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


                                   ARTICLE 13

                            SUPPLEMENTAL INDENTURES

         SECTION 13.1 PURPOSES FOR WHICH SUPPLEMENTAL INDENTURES MAY BE EXECUTED BY COMPANY AND TRUSTEE. Without the consent of the holders of any Notes, the Company, when authorized by a Certified Resolution of its Board of Directors, and the Trustee may at any time and





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from time to time, enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for one or more of the following purposes:

                 (A) To evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 9 hereof;

                 (B) To add to the covenants of the Company such further covenants for the protection of the Noteholders, to insure the enforcement of the remedies of the Trustee and Noteholders upon an Event of Default by the Company, or to surrender any right or power herein conferred upon the Company as the Board of Directors shall consider to be necessary for the protection of the Noteholders, and to make the occurrence and continuance of a default under any of such additional covenants a Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, however, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement of said remedy or remedies upon such default or may limit the remedies available to the Trustee upon such default or may authorize the holders of not less than a majority in aggregate principal amount of the Outstanding Notes to waive such default and prescribe limitations on such rights of waiver; or

                 (C) To cure any ambiguity or to correct or supplement any provision contained in this Indenture which may be inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions and purposes of this Indenture, provided any such action shall not adversely affect the interest of the Noteholders.

         Nothing contained in this Article 13 shall affect or limit the right or obligation of the Company to execute and deliver to the Trustee any instrument of further assurance or other instrument which elsewhere in this Indenture it is provided shall be delivered to the Trustee.

         The Trustee is hereby authorized and directed to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be herein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which, in its opinion, does not afford adequate protection to the Trustee or adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise or adversely affects the interests of the Noteholders.

         SECTION 13.2 MODIFICATION OF INDENTURE BY WRITTEN CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in Article 12) of the holders of not less than a majority in





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

aggregate principal amount of the Outstanding Notes by Act of said holders delivered to the Company and the Trustee, the Company (when authorized by a Certified Resolution) and the Trustee at any time and from time to time, by entering into an indenture or indentures supplemental hereto, may modify, alter, add to or eliminate in any manner (with the approval of any governmental agency if required by law) any provisions of this Indenture or the rights of the Noteholders or the rights and obligations of the Company; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Note affected thereby:

                 (A) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or impair the right to require redemption as set forth in Section 6.5, or

                 (B) reduce the percentage(s) of the aggregate principal amount of Outstanding Notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or

                 (C)      modify any of the provisions of this Section 13.2 or
         Section 7.16, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby.

         Notes shall be deemed to be "affected" by a supplemental indenture, if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against the property of the Company.
The Trustee may in the exercise of its discretion, subject to Section 10.2, determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

         It shall not be necessary for any Act of Noteholders under this
Section 13.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Any supplemental indenture authorized by the provisions of this Section
13.2 shall be executed by the Company and the Trustee in accordance with the terms of Section 13.3.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 13.3, the Company shall mail to the holders of the Notes at their last addresses as they shall appear on the Note Register of the Company a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail





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

such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 13.3 REQUIREMENTS FOR EXECUTION; DUTIES AND IMMUNITIES OF TRUSTEE. Prior to the execution of any supplemental indenture, the Trustee shall receive a Company Request, accompanied by a Certified Resolution authorizing the execution of any supplemental indenture pursuant to Section 13.1 or Section 13.2, and, if pursuant to Section 13.2, evidence filed with the Trustee of the Act of Noteholders as aforesaid.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 10.2 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and stating such other matters as the Trustee may reasonably request. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's rights, duties or immunities under this Indenture or otherwise.

         SECTION 13.4 SUPPLEMENTAL INDENTURES PART OF INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions of this
Article 13, this Indenture shall be, and shall be deemed to be, modified and amended in accordance therewith and the respective rights, limitations, duties and obligations under this Indenture of the Company, the Trustee and the Noteholders, and each of them, shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be, and shall be deemed to be, part of the terms and conditions of this Indenture for any and all purposes, as if originally contained herein.

         SECTION 13.5 NOTES EXECUTED AFTER SUPPLEMENTAL INDENTURE TO BE APPROVED BY TRUSTEE. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 13 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee, as to any matter provided for in such supplemental indenture. If the Company and the Trustee shall so determine, new Notes modified so as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Company, authenticated by the Trustee and delivered without expense to the holders of the Outstanding Notes, upon surrender of such Notes, the new Notes so issued to be in an aggregate principal amount equal to the aggregate principal amount of those so surrendered.

         SECTION 13.6 SUPPLEMENTAL INDENTURES REQUIRED TO COMPLY WITH TRUST INDENTURE ACT OF 1939. No supplemental indenture shall be entered into pursuant to any authorization contained in this Indenture which shall not comply with the provisions of the Trust Indenture Act of 1939 as then in effect.





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


                                   ARTICLE 14

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

         SECTION 14.1 IMMUNITY OF CERTAIN PERSONS. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture or in any supplemental indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.


                                   ARTICLE 15

                                 MISCELLANEOUS

         SECTION 15.1 BENEFITS RESTRICTED TO PARTIES AND TO HOLDERS OF NOTES. Except as provided herein, nothing in this Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person other than the parties hereto and the holders of the Notes Outstanding hereunder any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements contained in this Indenture by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Notes Outstanding hereunder.

         SECTION 15.2 DEPOSITS FOR NOTES NOT CLAIMED FOR SPECIFIED PERIOD TO BE RETURNED TO COMPANY ON DEMAND. Any moneys deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for six (6) years after the date upon which the principal of or interest on such Notes shall have become due and payable, shall be paid to the Company upon Company Request, or, if then held by the Company, shall be discharged from such trust; and the holder shall thereafter, as an unsecured general creditor, be entitled to look only to the Company for payment thereof, and all liability of the Trustee or any paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, before being required to make any such payment to the Company, the Trustee, or any paying agent, may, at the expense of the Company, cause to be published once in a Daily Newspaper in such areas as the Trustee, or any paying agent, as the case may be, may deem necessary a notice that such moneys remain unclaimed and that, after a date named in said notice, the balance of such moneys then unclaimed will be returned to the Company.

         SECTION 15.3 FORMAL REQUIREMENTS OF CERTIFICATES AND OPINIONS
HEREUNDER.

                 (A) Each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that each person signing such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinions are based; (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of each such person such condition or covenant has been complied with.

                 (B) Every request or Application by the Company for action by the Trustee shall be accompanied by an Officers' Certificate stating that all conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with, except that in the case of any such request or Application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or Application, no additional certificate or opinion need be furnished.

                 (C) In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

         SECTION 15.4 EVIDENCE OF ACT OF THE NOTEHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments.
Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for





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any purpose of this Indenture and (subject to Section 10.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind every future holder to the same Note and the holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 15.5 PARTIES TO INCLUDE SUCCESSORS AND ASSIGNS. Subject to the provisions of Articles 9 and 10 hereof, whenever in this Indenture any of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of Trustee shall bind and insure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

         SECTION 15.6 IN EVENT OF CONFLICT WITH TRUST INDENTURE ACT OF 1939,
PROVISIONS THEREIN TO CONTROL.     If any provision of this Indenture limits,
qualifies, or conflicts with another provision of this Indenture required to be included herein by any of the provisions of the Trust Indenture Act of 1939 such required provision shall control. Provisions required by said Trust Indenture Act to be included herein which are not included herein are hereby incorporated herein by reference to said Trust Indenture Act.

         SECTION 15.7 REQUEST, NOTICES, ETC. TO TRUSTEE OR COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or Act of the Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                 (A) the Trustee by any Noteholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its main office, or

                 (B) the Company by the Trustee or by any Noteholders shall be sufficient for every purpose hereunder (except as herein otherwise provided) if in writing and mailed, firstclass, postage prepaid, to the Company addressed to it at 570 Lake Cook Road, Suite 126,

Deerfield, Illinois 60015 or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 15.8 MANNER OF NOTICE. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 15.9 SEVERABILITY.   In case any provision in this Indenture or
in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 15.10 PAYMENTS DUE ON DAYS WHEN BANKS CLOSED. In any case where the date of any Interest Payment Date or Redemption Date, or the Stated Maturity of any Note, or any date on which any Defaulted Interest is proposed to be paid or any date on which any other payment is to be made or any action is to be taken shall not be a business day, then (notwithstanding any other provision of the Notes or this Indenture) payment of the principal of or interest on, any Notes or other payment or action need not be made or taken on such date, but may be made or taken on the next succeeding business day with the same force and effect as if made on the nominal date of any such Interest Payment Date or Redemption Date or Stated Maturity or date for the payment of Defaulted Interest or date for any other payment or action, as the case may be, and no interest shall accrue for the period from and after any such nominal date.

         SECTION 15.11 BACKUP WITHHOLDING FORMS. The Company shall provide the Trustee with Backup Withholding Forms prescribed by the Internal Revenue Service and shall indemnify the Trustee for any penalties, expenses, costs and liabilities assessed against the Trustee for using improper forms.





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


         SECTION 15.12 TITLES OF ARTICLES OF THIS INDENTURE NOT PART THEREOF. The titles of the several Articles of this Indenture and the table of contents shall not be deemed to be any part hereof.

         SECTION 15.13 EXECUTION IN COUNTERPARTS. This Indenture is being executed in several counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 15.14 GOVERNING LAW. This Indenture and each Note issued hereunder shall be governed by the laws of the State of Illinois as to all matters affecting the duties, liabilities, privileges, rights and obligations of the Noteholders, the Company and the Trustee and any agents of the foregoing, including but not limited to, matters of validity, construction, effect and performance.


                                   ARTICLE 16

                                 SUBORDINATION

         SECTION 16.1 AGREEMENT TO SUBORDINATE. The Trustee, the Company and each holder of a Note (the "Junior Lenders") hereby agree that the payment of all obligations and indebtedness of the Company to the Junior Lenders pursuant to this Indenture or the Notes is subordinated in right of payment to the extent and in the manner provided herein to the prior payment in full of all obligations and liabilities of the Company to holders of Senior Indebtedness, whether now existing or hereafter arising, and that this subordination is for the benefit of the holders of the Senior Indebtedness at present, or any future holders of the Senior Indebtedness.

         SECTION 16.2 PERMITTED PAYMENTS. The Trustee, the Company and the Junior Lenders hereby agree that, until all Senior Indebtedness has been paid in full, the Junior Lenders shall be permitted to retain only the following payments of principal and interest paid by the Company in respect of the Notes (all such payments being "Permitted Payments"), and all such payments that are not Permitted Payments will be turned over by the Junior Lenders to the holders of Senior Indebtedness or any agent therefor (a "Senior Agent") for benefit of the Senior Lenders:

                 (i) principal payments of the Notes, whether (A) at the Stated Maturity, or (B) on an Interest Reset Date, at the Company's option, as provided in Section 5.1 or at the option of one or more holders as provided in Section 6.1 or (C) as a result of death of one or more holders as provided in Section 6.2, or (D) as a result of the occurrence of a Special Redemption Event as provided in Section 6.5; provided that all such principal payments are subject to the restrictions set forth in Section 16.3 hereof; and

                 (ii) payments of interest in respect to the Notes prior to the date on which the Senior Indebtedness is accelerated or the date on which any holder or holders of the Senior Indebtedness or Senior Agent exercises any judicial or non-judicial remedy with respect to any collateral securing such Senior Indebtedness.





                                       69
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         SECTION 16.3 RESTRICTED PRINCIPAL PAYMENTS.

         (a) During the continuance of any event which, upon the occurrence thereof, the passage or time or the giving of notice would constitute a default or an event of default under any Senior Indebtedness (a "Senior Event of Default"), the Company may not make any principal payments described in subsections 16.2 (i)(A), or 16.2(i)(B), or 16.2(i)(D) to the Junior Lenders until the first to occur of the following:

                 (i)      Such Senior Event of Default is cured, or

                 (ii) Such Senior Event of Default is waived by the holders of such Senior Indebtedness, or

                 (iii) The expiration of 180 days after the commencement of such Senior Event of Default, if the maturity of such Senior Indebtedness has not been accelerated at such time or the holder or holders of the Senior Indebtedness or Senior Agent has not exercised any judicial or non-judicial remedy with respect to any collateral securing such Senior Indebtedness at such time, and the provisions of this Section 16 otherwise permit the payment at such time.

Upon payment in full of the Senior Indebtedness, payments of principal may be made to the Junior Lenders.

         SECTION 16.4 LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon a distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Company or its property or an assignment for the benefit of creditors, or any marshalling of the Company's assets and liabilities;

         (a) the holders of the Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before any Junior Lender shall be entitled to receive any payment with respect to the Notes; and

         (b) until all Senior Indebtedness is paid in full, any distribution in respect to the Notes to which any Junior Lender will be entitled but for this Section 16.4 shall be made to the holders of the Senior Indebtedness.

         SECTION 16.5 RESTRICTIONS ON ACCELERATION OF NOTES. Notwithstanding anything contained in the Notes or in Section 7.3 hereof to the contrary, if any Event of Default shall have occurred and is continuing and the Trustee shall have given notice thereof to the Company, the Trustee shall give written notice thereof to holders of Senior Indebtedness (or the Senior Agent therefor), and, unless such Event of Default has arisen under subsection 7.1(B) hereof or such Event of Default has arisen under subsection 7.1(A) hereof and the defaulted payment giving rise to such Event of Default under subsection 7.1(A) is due to the death of any holder of a Note, the Junior





                                       70
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Lenders may not accelerate the maturity of the Notes or exercise their other remedies with respect to the Notes until the first to occur of the following:

                 (a) The expiration of 180 days after the commencement of such Event of Default, or

                 (b) The date on which the Senior Indebtedness is accelerated, or

                 (c) The date on which any holder or holders of Senior Indebtedness or any Senior Agent exercises any judicial or non-judicial remedy with respect to any collateral securing the Senior Indebtedness;

provided that if such acceleration of the Senior Indebtedness is rescinded by any holder or holders thereof or any Senior Agent, the Junior Lenders agree promptly to rescind any acceleration then in effect hereunder if such acceleration was effected at a time when the Senior Indebtedness had already been accelerated unless such acceleration is otherwise permitted under this
Section 16.5. Any exercise of remedies by the Trustee or Junior Lenders hereunder will comply with the Junior Lenders' obligations under Section 16.7 below.

         SECTION 16.6 WHEN DISTRIBUTION MUST BE PAID OVER. In the event that a Junior Lender receives any payment on any of the Notes at the time when (i) such Junior Lender has actual knowledge that such payment is prohibited hereunder, or
(ii) such payment would not be a Permitted Payment with respect to any Senior Indebtedness, such payment shall be held by such Junior Lender in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of the Senior Indebtedness or the Senior Agent therefor, for application to the payment of obligations with respect to the Senior Indebtedness remaining unpaid to any extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Indebtedness.

         SECTION 16.7 OVERLAPPING POWERS. The Junior Lenders and Trustee acknowledge that the holders of Senior Indebtedness and the Junior Lenders, respectively, are entitled to exercise certain rights and powers with respect to the Company from time to time, whether before or after occurrence of an Event of Default, and the exercise of any such right or power by one creditor may preclude the exercise of a similar power or right by one or more other creditors (any such right or power being herein called an "Exclusive Power"). To the extent that any holder or holders of Senior Indebtedness or any Senior Agent actually exercises any Exclusive Power then the Trustee and Junior Lenders agree to refrain from exercising any substantially similar Exclusive Power to the extent necessary to permit the holders of Senior Indebtedness to benefit from their actions.

         The Junior Lenders and the Trustee agree to promptly give to Senior Agent written notice (a "Notice of Default") of the occurrence of any default under the Notes or this Indenture and contemporaneous written notice of any acceleration of maturity, demand for payment or similar action.





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

         SECTION 16.8 RELATIVE RIGHTS. This Agreement defines the relative rights of the holders of Senior Indebtedness and the Junior Lenders and the holders of Senior Indebtedness and the Trustee, and nothing in this Agreement shall

         (a) impair, as between the Company and the Junior Lenders, the Company and the Trustee and the Company and the holders of Senior Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay the Notes and the Senior Indebtedness in accordance with their terms;

         (b) affect the relative rights of the Junior Lenders, the Trustee, the holders of Senior Indebtedness and creditors of the Company other than holders of the Senior Indebtedness and the Notes; or

         (c) prevent the Trustee or any Junior Lender from exercising their available remedies upon an Event of Default, subject to Section 16.7 above or the rights of the holders of the Senior Indebtedness to receive distributions and payments otherwise payable to Junior Lenders.

         SECTION 16.9 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of the holders of any Senior Indebtedness to enforce their subordination of the Notes shall be impaired by any act or failure to act by the Company, Trustee or any Junior Lender or by the failure of the Company, Trustee or a Junior Lender to comply with this Agreement.

         SECTION 16.10 REINSTATEMENT. The provisions of this Article 16 shall continue to be effective or reinstated, as the case may be, if at any time any payment of the Senior Indebtedness is rescinded or unless returned by the holder of the Senior Indebtedness or any such holder's agents upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, all as though such payment had not been made.

         SECTION 16.11 SUBROGATION. Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to such Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Notes, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article 16 which otherwise would not have been made to the holders of the Notes shall be deemed to be a payment by the Company on account of the Senior Indebtedness, and no such payments or distributions to the holders of the Notes of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company on account of the Notes, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.





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

         IN WITNESS WHEREOF, FIRST MERCHANTS ACCEPTANCE CORPORATION has caused its name to be hereunto affixed, and this instrument to be signed by its President or any Vice President and its corporate seal to be affixed hereto, and the same to be attested by its Secretary or an Assistant Secretary; and LaSalle National Bank, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents and its corporate seal to be attested by its Secretary or by one of its Assistant Secretaries, as of the day and year first written above.


                                           FIRST MERCHANTS ACCEPTANCE
                                           CORPORATION


ATTEST:                                    By:______________________________
                                              President or Vice President

__________________________
Assistant Secretary



                                           LASALLE NATIONAL BANK


ATTEST:                                    By:_______________________________
                                              Vice President


___________________________
Attesting Officer





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